                                                                    EXHIBIT 10.1


                                                            EXECUTION COPY



          ************************************************************



                              LTC PROPERTIES, INC.



                         _____________________________



                     SECOND AMENDED AND RESTATED REVOLVING
                                CREDIT AGREEMENT


                            Dated as of May 21, 1996


                             SANWA BANK CALIFORNIA



                                    as Agent



          ************************************************************

                                 TABLE OF CONTENTS

This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                            Page
                                                                            ----
Section 1.  Definitions and Accounting Matters.............................   2

     1.1    Certain Defined Terms..........................................   2
     1.2    Accounting Terms and Determinations............................  24
     1.3    Types of Loans.................................................  25
     1.4    Interpretation.................................................  25

Section 2.  Commitments, Loans, Notes and Prepayments......................  25

     2.1    Loans..........................................................  25
     2.2    Limit on Eurodollar Loans......................................  26
     2.3    Borrowings of Loans............................................  26
     2.4    Changes of Commitments.........................................  26
     2.5    Commitment Fee.................................................  27
     2.6    Facility Fee...................................................  27
     2.7    Lending Offices................................................  27
     2.8    Several Obligations; Remedies Independent......................  27
     2.9    Notes..........................................................  27
     2.10   Optional Prepayments and Conversions or Continuations of Loans.  28
     2.11   Annual Clean...................................................  28
     2.12   Mandatory Prepayments..........................................  28

Section 3.  Payments of Principal and Interest.............................  29

     3.1    Repayment of Loans.............................................  29
     3.2    Interest.......................................................  29

Section 4.  Payments; Pro Rata Treatment; ComputatioNS; Etc................  30

     4.1    Payments.......................................................  30
     4.2    Pro Rata Treatment.............................................  31
     4.3    Computations...................................................  31
     4.4    Minimum Amounts................................................  32
     4.5    Certain Notices................................................  32
     4.6    NonReceipt of Funds by the Agent...............................  33
     4.7    Sharing of Payments, Etc.......................................  34

Section 5.  Yield Protection, Etc..........................................  35

     5.1    Additional Costs...............................................  35
     5.2    Limitation on Types of Loans...................................  37

     5.3    Illegality.....................................................  38
     5.4    Treatment of Affected Loans....................................  38
     5.5    Compensation...................................................  39
     5.6    Taxes..........................................................  40

Section 6.  Conditions Precedent...........................................  41

     6.1    Initial Extension of Credit....................................  41
     6.2    Initial and Subsequent Extensions of Credit....................  45

Section 7.  Representations and Warranties.................................  46

     7.1    Corporate Existence............................................  46
     7.2    Financial Condition............................................  47
     7.3    Litigation.....................................................  47
     7.4    No Breach......................................................  48
     7.5    Action.........................................................  48
     7.6    Approvals......................................................  48
     7.7    Margin Stock...................................................  48
     7.8    ERISA..........................................................  49
     7.9    Taxes..........................................................  49
     7.10   Certain Regulations............................................  49
     7.11   Material Agreements and Liens..................................  49
     7.12   Envirnomental Matters..........................................  50
     7.13   Capitalization.................................................  52
     7.14   Subsidiaries, Etc..............................................  53
     7.15   Title to Assets................................................  53
     7.16   True and Complete Disclosure...................................  54
     7.17   REIT AND REMIC Status..........................................  54
     7.18   Eligible Mortgage Loans........................................  54

Section 8.  Covenants of the Company.......................................  62

     8.1    Financial Statements Etc.......................................  62
     8.2    Litigation.....................................................  66
     8.3    Existence, Etc.................................................  66
     8.4    Insurance......................................................  67
     8.5    Prohibition of Fundamental Changes.............................  67
     8.6    Limitation on Liens............................................  68
     8.7    Indebtedness...................................................  70
     8.8    Investments....................................................  70
     8.9    Operator Concentration.........................................  71
     8.10   Leverage Ratio.................................................  71
     8.11   Tangible Net Worth.............................................  71
     8.12   Senior Funded Debt to Tangible Net Worth.......................  72
     8.13   Interest Coverage..............................................  72
     8.14   Capital Expenditures...........................................  72
     8.15   Mortgage Receivables...........................................  72
     8.16   Goldman Facility...............................................  72
     8.17   Subordinated Indebtedness......................................  72

                                                                            Page
                                                                            ----
     8.18   Lines of Business..............................................  73
     8.19   Transactions with Affiliates...................................  73
     8.20   Use of Proceeds................................................  74
     8.21   Certain Obligations Respecting Subsidiaries....................  74
     8.22   REIT Status....................................................  74
     8.23   Deposits.......................................................  74
     8.24   Underwriting Standards.........................................  74
     8.25   Maximum Limits on Mortgage Loans and Facility Acquisitions.....  74
     8.26   Dividend Payments..............................................  75

Section 9.  Events of Default..............................................  75

Section 10.  The Agent.....................................................  78

     10.1   Appointment, Powers and Immunities.............................  78
     10.2   Reliance by Agent..............................................  79
     10.3   Defaults.......................................................  79
     10.4   Rights as a Bank...............................................  80
     10.5   Indemnification................................................  80
     10.6   Nonreliance on Agent and Other Banks...........................  81
     10.7   Failure to Act.................................................  81
     10.8   Resignation or Removal of Agent................................  81
     10.9   Agency Fee.....................................................  82

Section 11.  Miscellaneous.................................................  82

     11.1   Waiver.........................................................  82
     11.2   Notices........................................................  82
     11.3   Expenses, Etc..................................................  83
     11.4   Amendments, Etc................................................  84
     11.5   Successors and Assigns.........................................  85
     11.6   Assignments and Participations.................................  85
     11.7   Survival.......................................................  87
     11.8   Agreements Superseded..........................................  87
     11.9   Severability...................................................  87
     11.10  Captions.......................................................  87
     11.11  Counterparts...................................................  87
     11.12  GOVERNING LAW; SUBMISSION TO JURISDICTION......................  87
     11.13  WAIVER OF JURY TRIAL...........................................  88

ANNEX 1      - Addresses for Notices and Commitments of the Banks

SCHEDULE I   - Material Agreements and Liens
SCHEDULE II  - Environmental Matters
SCHEDULE III - Subsidiaries and Investments
SCHEDULE IV  - Litigation
SCHEDULE V   - Appraisals
SCHEDULE VI  - Surveys

EXHIBIT A    - Form of Note
EXHIBIT B-1  - Form of Opinion of Counsel to the Company
EXHIBIT B-2  - Form of Opinion of Maryland Counsel to the Company
EXHIBIT C    - Form of Borrowing Base Certificate
EXHIBIT D    - Form of Reliance Letter
EXHIBIT E    - Form of Subsidiary Guarantee

            SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
            ------------------------------------------------------



          This SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of May 21, 1996, is made among: LTC Properties, Inc., a
- ----------
Maryland corporation (the "Company"); each of the lenders that is a signatory to
                           -------
this Agreement identified under the caption "BANKS" on the signature pages of this Agreement or which, pursuant to Section 11.6(b), shall become a "Bank"
                                     ---------------
under this Agreement (individually, a "Bank" and, collectively, the "Banks");
                                       ----                          -----
and Sanwa Bank California, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").
                                           -----

          This Agreement amends and restates the Revolving Credit Agreement dated January 18, 1995 (the "Original Credit Agreement"), as amended and
                             -------------------------
restated pursuant to the Amended and Restated Credit Agreement dated as of October 17, 1995 (the "Amended and Restated Credit Agreement"), among the
                       -------------------------------------
Company, the Banks, as defined therein, and the Agent, pursuant to which Original Credit Agreement the Company requested the Banks to extend credit to the Company in an aggregate principal amount not exceeding Twenty-Five Million Dollars ($25,000,000) to finance the acquisition by the Company of Facilities and Mortgage Loans, to enable the Company to make Mortgage Loans with respect to Facilities and for general corporate purposes.

          Pursuant to the terms and conditions set forth in the Amended and Restated Credit Agreement, the aggregate Commitments were increased to Thirty-Five Million Dollars ($35,000,000).

          The Company has requested that the Banks increase the Commitment by an additional Ten Million Dollars ($10,000,000) and extend credit to the Company in an aggregate principal amount not exceeding Forty-Five Million Dollars ($45,000,000). The Banks have agreed to such an increase pursuant to the terms and conditions set forth in this Agreement.

          To induce the Banks to extend such credit, the Company, the Banks and the Agent propose to enter into this Agreement, pursuant to which the Banks agree to make loans to the Company.

          Accordingly, the parties to this Agreement agree as follows:


          Section 1.  Definitions and Accounting Matters.
                      ----------------------------------

          1.1  Certain Defined Terms. As used in this Agreement, the following
               ---------------------
terms shall have the following meanings:

          "Additional Cost" shall have the meaning assigned to that term in
           ---------------
Section 5.1.
- -----------

          "Affiliate" shall mean any Person that directly or indirectly
           ---------
controls, or is under common control with, or is controlled by, the Company. As used in this definition, "control" (including, with its correlative meanings,
                          -------
"controlled by" and "under common control with") shall mean the possession,
- --------------       -------------------------
directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any
                                                         --------
event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing, the definition of "Affiliate" shall not encompass (a) any individual solely by reason of his or her being a director, officer or employee of the Company or any of its Subsidiaries, (b) any of the Subsidiaries of the Company and (c) the Agent or any Bank.

          "Agent" shall have the meaning assigned to that term in the
           -----
introductory paragraphs to this Agreement.

          "Applicable Lending Office" shall mean, for each Bank and for each
           -------------------------
Type of Loan, the "Lending Office" of such Bank (or of an Affiliate of such
Bank) designated for such Type of Loan on Annex 1 or such other office of such
                                          -------
Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to the Agent and the Company as the office for its Loans of such Type.

          "Applicable Value" shall mean (i) with respect to any Facility, the
           ----------------
value of such Facility determined at the lower of cost, as determined in accordance with GAAP, and Appraised Value of such Facility, and (ii) with respect to any Mortgaged Property, the unpaid principal balance of such related Mortgage Note.

          "Appraisal" shall mean a Master Appraisal Institute appraisal (or
           ---------
other appraisal satisfactory to the Agent and the Majority Banks), acceptable in form and substance to the Agent and the Majority Banks, the age of which shall not be in excess of one year when initially delivered to the Agent, except as set forth on Schedule V.
             ----------

          "Appraised Value" shall mean the value of a Facility or Property as
           ---------------
set forth in an Appraisal of such Facility or such Property underlying a Mortgage Loan.

          "Assignment of Rents" shall mean, with respect to any Mortgage Loan,
           -------------------
any assignment to the Mortgagee of the Borrower's rights to receive rental payments, profits, issues or other income derived from the ownership, operation or leasing of all or a part of the Mortgaged Property or the related Tenant pursuant to the related Net Lease, which assignment may be contained in the related Mortgage or in one or more separate documents duly executed by the Borrower in connection with the Mortgage Loan. In the case of any Mortgaged Loan secured by more than one Mortgaged Property, the term "Assignment of Leases and Rents" shall refer to each Assignment of Leases and Rents relating to each such Mortgaged Property and such Mortgage Loan.

          "Bankruptcy Code" shall mean the Federal Bankruptcy Code of 1978.
           ---------------

          "Banks" shall have the meaning assigned to that term in the
           -----
introductory paragraphs of this Agreement. The term "Banks" shall include the Agent.

          "Base Rate" shall mean, for any day, a rate per annum equal to the
           ---------
higher of (a) the Federal Funds Rate for such day plus 1/2 of 1% and (b) the Reference Rate for such day. Each interest rate that this Agreement provides is to be based upon the Base Rate shall change upon any change in the Base Rate, effective as of the opening of business on the day of such change in the Base Rate.

          "Base Rate Loans" shall mean Loans that bear interest at rates based
           ---------------
upon the Base Rate.

          "Basic Documents" shall mean, collectively, this Agreement, the
           ---------------
Subsidiary Guarantee, the Notes and the Fee Letter.

          "Borrower" shall mean, with respect to any Mortgage Loan, the obligor
           --------
on the related Mortgage Note.

          "Borrowing Base" shall mean, as at any date, (i) 50% of the aggregate
           --------------
Applicable Value of the Eligible Facilities and (ii) 60% of the Eligible Mortgage Loans; provided that the aggregate value of Eligible Mortgage Loans
                --------
included in the Borrowing Base shall be limited to a maximum of 50% of the aggregate amount of the Borrowing Base.

          "Borrowing Base Certificate" shall mean a certificate of the Chief
           --------------------------
Financial Officer of the Company, in substantially the form of Exhibit C and
                                                               ---------
appropriately completed.

          "Business Day" shall mean (a) any day on which commercial banks are
           ------------
not authorized or required to close in New York City, New York, Chicago, Illinois or Los Angeles, California and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, any day on which dealings in Dollar deposits are carried out in the London interbank market.

          "Capital Expenditures" shall mean, for any period, expenditures
           --------------------
(including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Consolidated Subsidiaries to acquire or to construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs in the ordinary course) during such period computed in accordance with GAAP.

          "Capital Lease Obligations" shall mean, for any Person, all
           -------------------------
obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount of such obligation, determined in accordance with GAAP (including such Statement No. 13).

          "Cash Flow" shall mean, for any period, for the Company and its
           ---------
Consolidated Subsidiaries (determined on a consolidated basis in a presentation of consolidated cash flow without duplication in accordance with GAAP), cash flow from operating activities available for distribution or reinvestment plus Interest Expense for such period.

          "Casualty Event" shall mean, with respect to any Property of any
           --------------
Person, any loss of or damage to, or any condemnation or other taking of, or defect in or exception to the title of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, including title insurance proceeds, or proceeds of a condemnation award or other compensation.

          "Closing Date" shall mean the date upon which the initial extension of
           ------------
credit under this Agreement is made.

          "Code" shall mean the Internal Revenue Code of 1986.
           ----

          "Commitment" shall mean, for each Bank, the obligation of such Bank to
           ----------
make Loans in an aggregate amount at any one time outstanding up to but not exceeding the amount set opposite the name of such Bank on Annex 1 (as the same
                                                           -------
may be reduced from time to time pursuant to Section 2.4). The original
                                             -----------
aggregate principal amount of the Commitments is $45,000,000.

          "Company" shall have the meaning assigned to that term in the
           -------
introductory paragraphs of this Agreement.

          "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary
           -----------------------
of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

          "Continue," "Continuation" and "Continued" shall refer to the
           --------    ------------       ---------
continuation pursuant to Section 2.10 of a Eurodollar Loan of one Type as a
                         ------------
Eurodollar Loan of the same Type from one Interest Period to the next Interest Period.

          "Convert," "Conversion" and "Converted" shall refer to a conversion
           -------    ----------       ---------
pursuant to Section 2.10 of one Type of Loans into another Type of Loans, which
            ------------
may be accompanied by the transfer by a Bank (at its sole discretion) of a Loan from one Applicable Lending Office to another.

          "Default" shall mean an Event of Default or an event that with notice
           -------
or lapse of time or both would become an Event of Default.

          "Disposition" shall mean any sale, assignment, transfer or other
           -----------
disposition of any Property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any Person excluding any sale, assignment, transfer or other disposition of any Property (other than Facilities owned by the

Company) sold or disposed of in the ordinary course of business and on ordinary business terms.

          "Disqualifying Condition" shall mean a condition existing as a result
           -----------------------
of, or arising from, the presence of any substances, materials, pollutants, contaminants or wastes regulated or identified by any Environmental Laws, or otherwise subject to removal and remediation under any Environmental Laws, such that the Mortgage Loan secured by the affected Mortgaged Property (as if such Mortgaged Property were multifamily residential property) would be ineligible, solely by reason of such condition, for purchase by the Federal National Mortgage Association under the terms of Part II, Section 501.04 of the FNMA Multifamily Guide, in effect, with respect to the related Mortgage Loan, including, without limitation, a condition that would constitute, solely by reason of such condition, a material violation of applicable federal, state or local law in effect.

          "Dividend Payment" shall mean dividends (in cash, Property or
           ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company or any of the Company's Subsidiaries or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount is calculated with reference to the fair market or equity value of the Company or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of the Company or any of the Company's Subsidiaries.

          "Dollars" and "$" shall mean lawful money of the United States of
           -------       -
America.

          "Due Date" shall mean, with respect to any Monthly Payment, the date
           --------
on which such Monthly Payment is required to be paid pursuant to the related Mortgage Note, without giving effect to any grace period permitted by such Mortgage Note or the related Mortgage.

          "Eligible Facilities" shall mean, as at any date, Facilities included
           -------------------
in the Borrowing Base, which are Facilities owned by the Company, other than the following:

          (a) any Facility for which the Lease payment is 30 days or more past due;

          (b) any Facility for which the term of the Lease does not extend past the Termination Date or for which the Operator has failed to exercise a renewal option and no new

     Lease has been executed by the lessee within 60 days prior to the expiration of such Lease;

          (c) any Facility for which no Lease is in effect, or with respect to which an event of default has occurred under the Lease for such Facility;

          (d) any Facility where the Operator has filed bankruptcy or is otherwise insolvent;

          (e) any Facility for which the Operator is not acceptable to the Agent and the Majority Banks, which acceptance shall not be unreasonably withheld;

          (f) Facilities for which the Operator does not have all Governmental Approvals required for the operation thereof as a Facility;

          (g) any Facility which has been in operation as a licensed skilled nursing home or long term care facility for less than one year;

          (h) any Facility with respect to which there has not been issued an ALTA owner's policy naming the Company as the insured and in an amount not less than the Applicable Value of such Facility, insuring that fee simple title to such Facility is vested in the Company as of a date not more than one year prior to the date such Facility was initially included in the Borrowing Base, free of all monetary liens other than non-delinquent property taxes and subject to no exceptions or defects to fee title unacceptable to the Agent and the Majority Banks;

          (i)  any Facility subject to any Lien;

          (j) any Facility for which no Appraisal has been delivered to the Banks;

          (k) any Facility for which there does not exist a Phase I environmental report (or Phase II if recommended by the related Phase I) acceptable in form and substance to the Agent and the Majority Banks or any Facility with respect to which any Environmental Claim has been made, which Environmental Claim could give rise to a Material Adverse Effect; and

          (l) any Facility reasonably determined by the Agent and the Majority Banks to be ineligible for any reason, including the failure by the Company to provide for such

     Facility all of the materials described in Sections 6.1(f) through 6.1(j)
                                                ---------------         ------
     and 6.1(l).
         ------

     "Eligible Mortgage Loan" shall mean, with respect to any date, any
      ----------------------
unencumbered Mortgage Loan as to which (i) the Company has delivered the original Mortgage Note to the Agent pursuant to Section 6.2(e) of this Agreement (provided, however, that the Company may thereafter request the return of such Mortgage Note for a period of up to 30 days in connection with the performance of due diligence by Goldman or a similar lender for the purpose of placing such Mortgage Note in a REMIC without such Mortgage Loan being excluded from the Borrowing Base during such 30-day period), (ii) the Agent has received a Phase I environmental assessment in accordance with Section 6.1(f) of this Agreement in form and substance satisfactory to it, and has not requested that any more detailed environmental assessment be performed and (iii) in the reasonable determination of the Agent, there has not been a breach of any of the representations and warranties contained in Section 7.18 of this Agreement; provided, however, that none of the following shall constitute Eligible Mortgage
- --------
Loans: (a) any Mortgage Loan which, in the Agent's determination, has been "warehoused" for a period in excess of 365 days from the date of initial origination of the Mortgage Note; (b) any Mortgage Loan for which the Company has failed to deliver any document required by Section 6.2(e)(i) and (ii) of this Agreement; (c) any Mortgage Loan which has been listed on the custodial report delivered to the Agent in accordance with Section 8.1(d)(v) of this Agreement; and (d) any Mortgage Loan with respect to which any representation or warranty contained in Section 7.18 is or shall prove to have been false or
                      ------------
misleading in any material respect as of the time made or furnished or deemed made or furnished.

          "Environmental Claim" shall mean, with respect to any Person, (a) any
           -------------------
written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include any claim by any Governmental Person for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to human or animal health or safety or to the environment.

          "Environmental Laws" shall mean any and all present and future
           ------------------
Governmental Rules relating to the regulation or protection of human health or safety or of the environment or to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment, including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the treatment, storage, disposal or transport of Hazardous Materials. The term "Environmental Law" shall include the terms and conditions of any Governmental Approval issued to the Company or any of its Subsidiaries under any Environmental Law or with respect to any Hazardous Material.

          "Equity or Debt Issuance" shall mean (a) any issuance or sale by the
           -----------------------
Company or by any of its Subsidiaries after the Signing Date of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock (other than any warrants or options issued to directors, officers or employees of the Company or of any of its Subsidiaries and any capital stock of the Company issued upon the exercise of such warrants), (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the issuing or selling Person or (iv) without limiting the Obligations of the Company under Section 8.7, any Subordinated Indebtedness or
                                 -----------
(b) the receipt by the Company or by any of its Subsidiaries after the Signing Date of any capital contribution received (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that the
                                                               --------
term "Equity or Debt Issuance" shall not include (x) any such issuance or sale by any Subsidiary of the Company to the Company or to any Wholly Owned Subsidiary of the Company, (y) any capital contribution by the Company or by any Wholly Owned Subsidiary of the Company to any Subsidiary of the Company or (z) any borrowings under the Goldman Facility.

          "Equity Rights" shall mean, with respect to any Person, any
           -------------
outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974.

          "ERISA Affiliate" shall mean any corporation or trade or business that
           ---------------
is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which the Company is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Company is a member.

          "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan
           --------------------
for any Interest Period for such Loan, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%), as determined by the Agent of the respective rates per annum quoted by Telerate, Inc. at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date two Business Days prior to the first day of such Interest Period for the offering by lenders to leading banks in the London interbank market of Dollar deposits having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurodollar Loan to be made by the Banks for such Interest Period.

          "Eurodollar Loans" shall mean Loans that bear interest at rates based
           ----------------
on the Eurodollar Rate.

          "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
           ---------------
Period for such Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of (a) the Eurodollar Base Rate for such Loan for such Interest Period divided by 1 minus the Reserve Requirement for such Loan for such Interest Period, plus 1.50%; provided that such margin shall be reduced to 1.25% at such times as the
- --------
Company's senior unsecured Indebtedness is rated by at least two of Standard & Poor's Ratings Group ("S&P"), Moody's Investors Services, Inc. ("Moody's"), Duff & Phelps Credit Rating Company or Fitch Investors Service, Inc. (one of which must be S&P or Moody's) not less than the ratings set forth below for such agency:

                            Agency          Rating
                            ------          ------
                         S&P                 BBB-
                         Moody's             Baa3
                         Duff & Phelps       BBB-
                         Fitch               BBB-

          "Event of Default" shall have the meaning assigned to that term in
           ----------------
Section 9.
- ---------

          "Facilities" shall mean skilled nursing homes, long-term care
           ----------
facilities, or assisted living facilities.

          "Federal Funds Rate" shall mean, for any day, the rate per annum
           ------------------
(rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to
                          --------
be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Sanwa on such Business Day on such transactions as determined by the Agent.

          "Fee Letter" shall mean each of (i) the letter agreement dated January
           ----------
18, 1995 between the Company and the Agent, (ii) the letter agreement dated October 17, 1995 between the Company and the Agent and (iii) the letter agreement dated May 21, 1996 between the Company and the Agent.

          "GAAP" shall mean generally accepted accounting principles applied on
           ----
a basis consistent with those which, in accordance with the last sentence of
Section 1.2(a), are to be used in making the calculations for purposes of
- --------------
determining compliance with this Agreement.

          "Goldman" shall mean Goldman Sachs Mortgage Company.
           -------

          "Goldman Facility" shall mean the mortgage repurchase facility
           ----------------
provided to the Company by Goldman pursuant to the Master Repurchase Agreement dated as of December 15, 1993, as heretofore amended, supplemented or otherwise modified and any substantially similar facility hereafter provided by Goldman to the Company.

          "Governmental Approvals" shall mean any authorization, consent,
           ----------------------
approval, license, lease, ruling, permit, waiver, exemption, filing, registration or notice by or with any Governmental Person.

          "Governmental Person" shall mean any national (Federal or foreign),
           -------------------
state or local government, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, agency, body or entity, including the PBGC, Federal Deposit Insurance Corporation, the

Comptroller of the Currency, the Board of Governors of the Federal Reserve System, any central bank or any comparable authority.

          "Governmental Rules" shall mean any law, rule, regulation, ordinance,
           ------------------
order, code, judgment, decree, directive, guideline, policy, or any similar form of decision of, or any interpretation or administration of any of the foregoing by, any Governmental Person.

          "Guarantee" shall mean a guarantee, an endorsement, a contingent
           ---------
agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or to become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, including causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as verbs shall have
                     ---------       ----------
correlative meanings.

          "Guarantor" shall mean, collectively, all of the Subsidiaries of the
           ---------
Company (other than LTC REMIC Corporation and any other Subsidiary of the Company formed directly in connection with a securitization of the Company's Mortgage Loans), which Subsidiaries, as of the Signing Date, are set forth on Part B of Schedule III.

          "Hazardous Material" shall mean, collectively, (a) any petroleum or
           ------------------
petroleum products, flammable explosives, radioactive materials, friable asbestos in any form, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCBs), (b) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "infectious wastes," "pollutants" or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which or use of which is now or hereafter prohibited, limited or regulated under any Environmental Law.

          "Indebtedness" shall mean, for any Person (without duplication): (a)
           ------------
obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person;
(d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

          "Indentures" shall mean (i) the Indenture dated as of August 25, 1992
           ----------
pursuant to which the Company issued 9 3/4% Subordinated Convertible Debentures in the amount of $75,000,000, (ii) the Indenture dated as of September 23, 1994 pursuant to which the Company issued 8 1/2% Subordinated Convertible Debentures in the amount of $30,000,000, (iii) the Indenture dated as of September 21, 1995 pursuant to which the Company issued 8 1/2% Subordinated Convertible Debentures in the amount of $51,500,000, (iv) the Indenture dated as of September 26, 1995 pursuant to which the Company issued 8 1/4% Subordinated Convertible Debentures in the amount of $10,000,000 and (v) the Indenture dated as of February 5, 1996 pursuant to which the Company issued 7 3/4% Subordinated Convertible Debentures in the amount of $30,000,000.

          "Interest Coverage Ratio" shall mean, at any Quarterly Date, the ratio
           -----------------------
of Cash Flow (excluding any revenues or interest directly related to properties or assets financed on a non-recourse basis) to Interest Expense (excluding any interest expenses directly related to properties or assets financed on a non-recourse basis) of the Company for the fiscal quarter ending on such Quarterly Date.

          "Interest Expense" shall mean, for any period, the sum, for the
           ----------------
Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amounts
                                      ----
payable (or minus the net amounts receivable) under Interest Rate Protection
            -----
Agreements accrued during such period (whether or not actually paid or received during such period).

          "Interest Period" shall mean, with respect to any Eurodollar Loan,
           ---------------
each period commencing on the date such Eurodollar Loan is made or Converted from a Loan of another Type or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Company may select as provided in Section 4.5 (or such longer period as may be requested by
                      -----------
the Company and agreed to by the Agent and all of the Banks), except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may end after the Termination Date; (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for a Eurodollar Loan, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iii) notwithstanding clauses (i) and (ii) above, no Interest Period for any Loan shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available under this Agreement for such period.

          "Interest Rate Protection Agreement" shall mean, for any Person, an
           ----------------------------------
interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes of this Agreement, the "credit exposure" at any time of any Person under an Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

          "Investment" shall mean, for any Person: (a) the acquisition (whether
           ----------
for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) but shall not include any such acquisitions made pursuant to the Goldman Facility; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (other than any Mortgage Loans made by the Company to third parties in the ordinary course of the Company's business or in connection with any payment otherwise permitted under this Agreement, including a payment of Subordinated Indebtedness under Section 8.17) (including
                                                       ------------
the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person other than commitments of the Company to make Mortgage Loans in the ordinary course of the Company's business; or (d) the entering into of any Interest Rate Protection Agreement.

          "Lease" shall mean a lease acceptable in form and substance to the
           -----
Agent and the Majority Banks, which lease shall include an obligation on the part of the Lessee to pay all taxes, insurance, maintenance, refurbishment and similar such costs in connection with the leased Facility.

          "Leverage Ratio" shall mean, at any time, the ratio of Total
           --------------
Liabilities to Tangible Net Worth of the Company at such time.

          "Lien" shall mean, with respect to any Property, any mortgage, lien,
           ----
pledge, charge, security interest or encumbrance of any kind in respect of such Property or any agreement to give, or notice of, any of the foregoing. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "Loan-to-Value Ratio" shall mean, with respect to any Mortgage Loan,
           -------------------
the fraction, expressed as a percentage, the numerator of which is the principal balance of such Mortgage Loan on the date of origination of such Mortgage Loan (determined on the assumption that all amounts required at any time to be disbursed to the related Borrower have been so disbursed) and the denominator of which is the Appraised Value of the related Mortgaged Property.

          "Loans" shall mean the loans provided for by Section 2.1, which may be
           -----                                       -----------
Base Rate Loans, Eurodollar Loans or both.

          "LTC REMICS" shall mean any REMIC formed by the Company or any of its
           ----------
Subsidiaries.

          "Majority Banks" shall mean Banks having at least 60% of the aggregate
           --------------
amount of the Commitments or, if the Commitments shall have terminated, Banks holding at least 60% of the aggregate unpaid principal amount of the Loans, but in no event less than two Banks.

          "Margin Stock" shall mean "margin stock" within the meaning of
           ------------
Regulations U and X.

          "Material Adverse Effect" shall mean, in the determination of the
           -----------------------
Agent and the Majority Banks, a material adverse effect on (a) the Properties, business, operations, financial condition, liabilities or capitalization of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any of the Basic Documents, (c) the validity or enforceability of any of the Basic Documents, (d) the rights, remedies, powers and privileges of the Banks and the Agent under any of the Basic Documents or
(e) the timely payment of the Obligations.

          "Monthly Payment" shall mean, with respect to any Mortgage Loan and
           ---------------
any month, the payment of principal, if any, and interest due in such month pursuant to the related Mortgage Note, determined after giving effect to any prepayment of principal with respect to such Mortgage Loan made prior to such month.

          "Mortgage" shall mean, with respect to any Mortgage Loan, the
           --------
mortgage, deed of trust or other instrument creating a first mortgage lien on the related Mortgaged Property. In the case of Mortgage Loan secured by more than one Mortgage, the term "Mortgage" shall refer to each such Mortgage.

          "Mortgage Loan" shall mean (i) each mortgage loan identified on the
           -------------
Mortgage Loan Schedules and each other mortgage loan delivered to the Agent pursuant to the terms of this Agreement, in each case evidenced by a Mortgage Note secured by a Mortgage and by the other Loan Documents, all rights to payment in respect thereof under the Mortgage Note and any and all related agreements, any security interest thereunder, any guaranty relating to the Mortgaged Property and (ii) and mortgage loans made by any Person to finance Facilities.

          "Mortgage Loan Documents" shall mean, with respect to each Eligible
           -----------------------
Mortgage Loan, each of the following, if applicable: (i) original Mortgage Note,
(ii) certified copy of Mortgage including its accompanying Mortgage Loan Schedule, (iii) certified copy of Assignment of Rents, (iv) certified copy of lender's title insurance policy, (v) certified copy of associated insurance policies, (vi) certified copy of appraisal report, (vii) certified copy of Phase I environmental report, (viii) certified copy of related leases, and (ix) such other documents as the Agent may reasonably request.

          "Mortgage Loan Schedule" shall mean, with respect to any Eligible
           ----------------------
Mortgage Loan, each schedule of such Eligible Mortgage Loans underlying a Mortgage Note deposited with the Agent pursuant to the terms of this Agreement, specifying with respect to each Eligible Mortgage Loan: (i) its loan number,
(ii) name of Borrower, (iii) the address of the related Mortgaged Property or Properties, (iv) the first Due Date under the related Mortgage Note, (v) its original principal balance, (vi) its principal balance as of the date of deposit of such Mortgage Note with the Agent, (vii) the interest rate on such loan, separately identifying the amount and effective date of any scheduled increase therein, (viii) the amount of each Monthly Payment and, if applicable, any balloon payment, (ix) its maturity date, (x) its Loan-to-Value Ratio, (xi) its prepayment provisions, separately identifying the maximum prepayment, if any, permitted without penalty in any year, the lock-out date, the prepayment premium, expressed as a percentage of the principal portion of such prepayment, due in connection with any prepayment made in the first year following such lock-out date, and the annual decline is such percentage for each subsequent year, and the minimum prepayment premium, and (xii) the name of each Tenant or other operator of the related Mortgaged Property or Properties.

          "Mortgage Note" shall mean, with respect to any Mortgage Loan, the
           -------------
note (or notes) or other instrument(s) evidencing the indebtedness under such Mortgage Loan.

          "Mortgage Receivables" shall mean amounts owed to the Company pursuant
           --------------------
to any mortgages entered into by the Company as mortgagee, which mortgages have not been transferred to one of the LTC REMICS.

          "Mortgaged Property" shall mean, with respect to any Mortgage Loan,
           ------------------
any fee interest of the obligor on the related Mortgage Note in land and the improvements thereon subject to the lien of the related Mortgage. In the case of any Mortgage Loan secured by more than one Mortgaged Property, the term "Mortgaged Property" shall refer to each such Mortgaged Property.

          "Mortgagee" shall mean, with respect to any Mortgage Loan, the holder
           ---------
of the related Mortgage Note.

          "Multiemployer Plan" shall mean a multiemployer plan defined as such
           ------------------
in Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate within the preceding six years and which is covered by Title IV of ERISA.

          "Net Available Proceeds" shall mean:
           ----------------------

          (i) in the case of any Disposition, the amount of Net Cash Payments received in connection with such Disposition;

          (ii) in the case of any Casualty Event with respect to an Eligible Facility or any Property underlying an Eligible Mortgage Loan, the aggregate amount of proceeds of insurance, including, title insurance, condemnation awards and other compensation received by the Company and its Subsidiaries in respect of such Casualty Event net of (A) reasonable expenses incurred by the Company and its Subsidiaries in connection with such Casualty Event and (B) contractually required repayments of Indebtedness to the extent secured by a Lien on such Property (provided that such Lien was not incurred in violation of
                       --------
this Agreement) and any income and transfer taxes payable by the Company or any of its Subsidiaries in respect of such Casualty Event;

          (iii) in the case of any Equity or Debt Issuance, the aggregate amount of all cash received by the Company and its Subsidiaries in respect of such Equity or Debt Issuance net of reasonable expenses incurred by the Company and its Subsidiaries in connection with such Equity and Debt Issuance; and

          (iv) in the case of any issuance and sale of REMIC Certificates, the amount of Net Cash Payments received by the Company or the relevant LTC REMIC.

          "Net Cash Payments" shall mean, with respect to any Disposition, the
           -----------------
aggregate amount of all cash payments, and the fair market value of any noncash consideration, received by the Company and its Subsidiaries directly or indirectly in connection with such Disposition; provided that (a) Net Cash
                                                --------
Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other fees and expenses paid by the Company and its Subsidiaries in connection with such Disposition and (ii) any Federal, state and local income or other taxes estimated to be payable by the Company and its Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are in fact paid to the relevant Governmental Person within three months of the date of such Disposition) and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness, including the Goldman Facility, to the extent that (i) such Indebtedness is secured by a Lien on the Property that is the subject of such Disposition (provided that such Lien was
                                                  --------
not incurred in violation of this Agreement) and (ii) the transferee of (or holder of a Lien on) such Property requires that such Indebtedness be repaid as a condition to the sale of such Property.

          "Net Lease" shall mean, with respect to any Mortgage Loan, a lease
           ---------
covering substantially all of the related Mortgaged Property pursuant to which the related Tenant is obligated to pay (i) a minimum fixed rental substantially sufficient, as of the date of origination of such Mortgage Loan, to satisfy the scheduled amortization of such Mortgage Loan (other than any balloon payment) and (ii) all other charges commonly associated with the operation and maintenance of such Mortgaged Property (other than exterior maintenance of buildings and adjacent land and improvements located thereon), including, without limitation, real estate taxes and assessments, insurance and structural and non-structural repairs and maintenance. In the case of any Mortgage Loan secured by more than one Mortgaged Property, the term "Net Lease" shall refer to each Net Lease relating to such Mortgaged Property.

          "Notes" shall mean the promissory notes provided for by Section 2.9.
           -----                                                  -----------

          "Obligations" shall mean the principal of any Loan, interest, fees and
           -----------
any other amount payable by the Company under any Basic Document.

          "Operator" shall mean, the lessee or operator of any of the Facilities
           --------
owned by the Company or Property underlying a Mortgage Loan.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.
           ----

          "Permitted Investments" shall mean: (a) direct obligations of the
           ---------------------
United States of America, or of any of its agencies, or obligations guaranteed as to principal and interest by the United States of America, or of any of its agencies, in either case maturing not more than 90 days from the date of acquisition of such obligation; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition; (c) commercial paper rated A-1 or better or P-1 by S&P or Moody's, respectively, maturing not more than 90 days from the date of acquisition; and (d) any repurchase agreement with any financial institution the short-term obligations of which are rated "P-1" or better by Moody's or "A-1" or better by S&P, which agreement is secured by any one or more securities of the type described in clause (a) above; provided that such repurchase obligations
                                    --------
shall be transferred to and segregated from other obligations owned by any such bank.

          "Person" shall mean any individual, corporation, company, voluntary
           ------
association, partnership, joint venture, trust, unincorporated organization or Governmental Person.

          "Plan" shall mean an employee benefit or other plan established or
           ----
maintained by the Company or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean a rate per annum during the period from
           -----------------
the occurrence of an Event of Default through the date such Event of Default is cured or waived in accordance with the terms of this Agreement, equal to 2.0% plus the Base Rate as in effect from time to time with respect to Base Rate
- ----
Loans and (without limiting the rights of the Agent and the Banks contained in the last sentence of Section 2.10) 2.0% plus the Eurodollar Rate as in effect
                     ------------
from time to time with respect to Eurodollar Loans.

          "Principal Office" shall mean the principal office of Sanwa located on
           ----------------
the Signing Date at 601 South Figueroa Street, Los Angeles, California.

          "Property" shall mean any right or interest in or to property of any
           --------
kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Quarterly Dates" shall mean the last Business Day of March, June,
           ---------------
September and December in each year, the first of which shall be June 30, 1996.

          "Reference Rate" shall mean the rate of interest from time to time
           --------------
announced by Sanwa at the Principal Office as its reference rate. Such announced rate is not necessarily the lowest rate offered by Sanwa and any other extension of credit by Sanwa may be at rates above, below or at such announced rate.

          "Regulations A, D, U and X" shall mean, respectively, Regulations A,
           -------------------------
D, U and X of the Board of Governors of the Federal Reserve System.

          "Regulatory Change" shall mean, with respect to any Bank (or its
           -----------------
Applicable Lending Office), the occurrence after the Signing Date of any of the following events: (a) the adoption of any applicable Governmental Rule, (b) any change in any applicable Governmental Rule (including Regulation D) or in the interpretation or administration of any Governmental Rule (including Regulation
D) by any Governmental Person charged with its interpretation or administration or (c) the adoption or making of any interpretation, directive, guideline, policy or request applying to a class of banks including such Bank of or under any Governmental Rule or in the interpretation or administration of any Governmental Rule (including Regulation D) (whether or not having the force of law and whether or not failure to comply would be unlawful) by any Governmental Person charged with its interpretation or administration.

          "REIT" shall mean a Real Estate Investment Trust (as defined in the
           ----
Code) formed and operated in compliance with the Code.

          "Release" shall mean any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

          "Reliance Letter" shall mean a letter to the Agent and the Banks from
           ---------------
the Company's accountants, substantially in the form of Exhibit D.
                                                        ---------

          "Relevant Parties" shall have the meaning assigned to such term in
           ----------------
Section 9(b).
- ------------

          "REMIC" shall mean a Real Estate Mortgage Investment Conduit (as
           -----
defined in the Code) formed and operated in compliance with the Code.

          "REMIC Certificates" shall mean any certificates issued by or on
           ------------------
behalf of any of the LTC REMICS representing an interest in a mortgage portfolio held by or on behalf of such LTC REMIC.

          "Reserve Requirement" shall mean, for any Interest Period for any
           -------------------
Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest

Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the Eurodollar Base Rate for Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.1 or (ii) any category of extensions of credit or other assets that
- -----------
includes Eurodollar Loans.

          "Retained REMIC Certificates" shall mean any REMIC Certificates
           ---------------------------
retained by the Company or any of its Subsidiaries subsequent to the securitization of the mortgages giving rise to such REMIC Certificates.

          "Sanwa" shall mean Sanwa Bank California.
           -----

          "Senior Funded Debt" shall mean all Indebtedness of the Company under
           ------------------
the Goldman Facility and this Agreement.

          "Signing Date" shall mean the date on which the Company, the Agent and
           ------------
the Banks holding the full original amount of the Commitments have executed and delivered this Agreement.

          "Subordinated Indebtedness" shall mean, collectively, Indebtedness (a)
           -------------------------
for which the Company is directly and primarily liable, (b) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (c) which is subordinated to the obligations of the Company under this Agreement on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in term, form and substance satisfactory to the Agent and the Majority Banks, which shall include Indebtedness pursuant to the Indentures.

          "Subsidiary" shall mean, for any Person, any corporation, partnership
           ----------
or other entity of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. "Wholly Owned Subsidiary" shall mean any such
                                   -----------------------
corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

          "Subsidiary Guarantee" shall mean the Guarantee Agreement dated as of
           --------------------
May 21, 1996 between the Guarantors and the Agent, substantially in the form of

Exhibit E to this Agreement.
- ---------

          "Tangible Net Worth" shall mean, as at any date for any Person, the
           ------------------
sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

          (a) the amount of capital stock plus any additional paid in capital,

plus
- ----

          (b) Subordinated Indebtedness, plus
                                         ----

          (c) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit),
                                           -----
     minus
     -----

          (d) the sum of the following: the cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation of such assets subsequent to December 31, 1993, minus
           -----

          (e) any Mortgage Receivables that have not been paid within thirty days of the originally scheduled due date of each such receivable, minus
                                                                        -----

          (f) twenty-five percent of the book value of any outstanding Retained REMIC Certificates reflected on the Company's balance sheet.

          "Tenant" shall mean, with respect to any Mortgage Loan, the tenant
           ------
under the related Net Lease.

          "Termination Date" shall mean May 31, 1998.
           ----------------

          "Total Liabilities" shall mean, as at any date, the sum, for the
           -----------------
Company and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all Indebtedness (other than Subordinated Indebtedness) and (b) all other liabilities which should be classified as liabilities on a balance sheet, including all reserves (other than general contingency reserves) and all deferred taxes and other deferred items.

          "Type" shall have the meaning assigned to such term in Section 1.3.
           ----                                                  -----------

          1.2  Accounting Terms and Determinations.
               -----------------------------------

          (a) Except as otherwise expressly provided in this Agreement, all accounting terms used in this Agreement shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent and the Banks under this Agreement shall (unless otherwise disclosed to the Agent and the Banks in writing at the time of delivery in the manner described in subsection (b) below) be prepared, in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Agent and the Banks under this Agreement (which, prior to the delivery of the first financial statements under Section 8.1, shall mean the
                                                 -----------
audited financial statements as at December 31, 1995 referred to in Section
                                                                    -------
7.2).  All calculations made for the purposes of determining compliance with
- ---
this Agreement shall (except as otherwise expressly provided in this Agreement) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the latest annual or quarterly financial statements furnished to the Agent and the Banks pursuant to

Section 8.1 (or, prior to the delivery of the first financial statements under
- -----------
Section 8.1, used in the preparation of the audited financial statements as at
- -----------
December 31, 1995 referred to in Section 7.2) unless (i) the Company shall have
                                 -----------
objected to determining such compliance on such basis at the time of delivery of such financial statements (and the Agent and the Majority Banks shall have agreed to such objection) or (ii) the Agent and the Majority Banks shall so object in writing within 30 days after delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.1, shall
                                                          -----------
mean the financial statements referred to in Section 7.2).
                                             -----------

          (b) The Company shall deliver to the Agent and the Banks at the same time as the delivery of any annual or quarterly financial statement under

Section 8.1 (i) a description in reasonable detail of any material variation
- -----------
between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above and (ii) reasonable estimates of the difference between such statements arising as a consequence of any such difference.

          (c) To enable the ready and consistent determination of compliance with the covenants set forth in Section 8, the Company will not change the last
                                ---------
day of its fiscal year from December 31 of each year, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30 of each year, respectively.

          1.3  Types of Loans.  Loans are distinguished by "Type."  The "Type"
               --------------
of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

          1.4  Interpretation.  In this Agreement, unless otherwise indicated,
               --------------
the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement); and references to Persons include their respective permitted successors and assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

          Section 2.  Commitments, Loans, Notes and Prepayments.
                      -----------------------------------------

          2.1  Loans.  Any Loans, including any interest, outstanding as of the
               -----
Closing Date shall be repaid on the Closing Date and readvanced under this Agreement in accordance with its terms and conditions. Each Bank severally agrees, on the terms and conditions of this Agreement, to make Loans to the Company in Dollars during the period from and including the Closing Date to but not including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of the Commitment of such Bank as in effect from time to time; provided that in no event shall the aggregate principal amount of all Loans
- --------
exceed the lesser of (i) the aggregate amount of the Commitments as in effect from time to time and (ii) the Borrowing Base. Subject to the terms and conditions of this Agreement, during such period the Company may borrow, repay and reborrow the amount of the Commitments by means of Base Rate Loans and Eurodollar Loans and may Convert Loans of one Type into Loans of another Type (as provided in Section 2.10) or Continue Loans of one Type as Loans of the same
                ------------
Type (as provided in Section 2.10).
                     ------------

          2.2  Limit on Eurodollar Loans.  No more than five separate Interest
               -------------------------
Periods in respect of Eurodollar Loans from each Bank may be outstanding at any one time.

          2.3  Borrowings of Loans.  The Company shall give the Agent (which
               -------------------
shall promptly notify the Banks) notice of each borrowing of Loans as provided in Section 4.5. Not later than 12:00 noon Los Angeles time on the date
   -----------
specified for each borrowing of Loans, each Bank shall make available the amount of the Loan or Loans to be made by it on such date to the Agent, at account number 2302-25217 maintained by the Agent with Sanwa at the Principal Office, in immediately available funds, for the account of the Company. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Company by depositing the same, in immediately available funds, in an account of the Company maintained with Sanwa designated by the Company.

          2.4  Changes of Commitments.
               ----------------------

          (a) The aggregate amount of the Commitments shall be automatically reduced to zero on the Termination Date.

          (b)  The Company shall have the right at any time or from time to time
(i) so long as no Loans are outstanding, to terminate the Commitments and (ii) to reduce the aggregate unused amount of the Commitments; provided that (x) the
                                                          --------
Company shall give notice of each such termination or reduction as provided in

Section 4.5 and (y) each partial reduction shall be in an aggregate amount at
- -----------
least equal to $5,000,000 or in any larger multiple of $1,000,000.

          2.5  Commitment Fee.  The Company shall pay to the Agent for the
               --------------
account of each Bank a commitment fee on the daily average unused amount of such Bank's Commitment for the period from and including the Closing Date, to but not including the earlier of the date such Commitment is terminated and the Termination Date, at a rate per annum equal to .25%. Accrued commitment fees shall be payable in arrears on the day ten days after each Quarterly Date and on the earlier of the date the relevant Commitments are terminated and the Termination Date.

          2.6  Facility Fee.  On the Closing Date, the Company shall pay to the
               ------------
Agent a facility fee as provided in the Fee Letter.

          2.7  Lending Offices.  The Loans of each Type made by each Bank shall
               ---------------
be made and maintained at such Bank's Applicable Lending Office for Loans of such Type.

          2.8  Several Obligations; Remedies Independent.  The failure of any
               -----------------------------------------
Bank to make any Loan to be made by it on the date specified for such Loan shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank.

          2.9  Notes.
               -----

          (a) The Loans made by each Bank shall be evidenced by a single promissory note of the Company in substantially the form of Exhibit A, dated the
                                                            ---------
Closing Date, payable to such Bank in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

          (b) The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Bank to the Company, and each payment made on account of the principal of each Loan, shall be recorded by such Bank on its books and, prior to any transfer of the Note evidencing the Loans held by it, endorsed by such Bank on the schedule attached to such Note or any continuation of such Note; provided that the failure of such Bank to make any
                           --------
such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under this Agreement or under such Note in respect of the Loans to be evidenced by such Note.

          (c) No Bank shall be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of such Bank's relevant Commitment, Loans and Note pursuant to Section 11.6(b).
   ---------------

          2.10  Optional Prepayments and Conversions or Continuations of Loans.
                --------------------------------------------------------------
Subject to Section 4.4, the Company shall have the right to prepay Loans, or to
           -----------
Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time, provided that:
                                                                  --------
(a) the Company shall give the Agent notice of each such prepayment, Conversion or Continuation as provided in Section 4.5 (and, upon the date specified in any
                               -----------
such notice of prepayment, the amount to be prepaid shall become due and payable under this Agreement); (b) Eurodollar Loans may be Continued or Converted only on the last day of an Interest Period for such Loans; and (c) Eurodollar Loans may only be prepaid on the last day of an Interest Period for such Loans unless all costs to be paid pursuant to Section 5 as a result of such prepayment are
                                 ---------
paid simultaneously with such prepayment. Notwithstanding the foregoing, and without limiting the rights and remedies of the Agent and the Banks under
Section 9, in the event that any Event of Default shall have occurred and be
- ---------
continuing, the Agent may (and at the request of the Majority Banks shall) suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted into (on the last day(s) of their respective Interest Periods) or Continued as, as the case may be, Base Rate Loans.

          2.11  Annual Clean. The Company will from time to time cause the
                ------------
aggregate outstanding principal amount of the Loans to be zero for a period of at least thirty consecutive days during each fiscal year. The Company shall be deemed to have satisfied this requirement for the 1996 fiscal year.

          2.12  Mandatory Prepayments.
                ---------------------

          (a)  Borrowing Base.  The Company shall promptly prepay the Loans in
               --------------
such amounts as shall be necessary so that at all times the aggregate outstanding principal of and interest on the Loans shall not exceed the Borrowing Base.

          (b)  Casualty Events.  Upon the date ten days following the receipt by
               ---------------
the Company or any of its Subsidiaries of the proceeds of insurance, including title insurance, condemnation award or other compensation in respect of any Casualty Event affecting any of the Eligible Facilities or any Property underlying an Eligible Mortgage Loan (or upon such earlier date as the Company or such Subsidiary, as the case may be, shall have determined not to repair or replace the Facility affected by such

Casualty Event), the Company shall prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds of such Casualty Event not previously applied to the repair or replacement of such Property.

          (c)  Equity or Debt Issuance.  Upon any Equity or Debt Issuance
               -----------------------
occurring after the Signing Date, the Company shall prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds of such Equity or Debt Issuance.

          (d)  Sale of Facilities. Without limiting the obligation of the
               ------------------
Company to obtain the consent of the Agent and the Majority Banks pursuant to
Section 8.5 to any Disposition not otherwise permitted under the Basic
- -----------
Documents, no later than five Business Days prior to the occurrence of any Disposition of any Facility, the Company will deliver to the Agent and the Banks a statement, certified by the chief financial officer of the Company, in form and detail satisfactory to the Agent, of the amount of the Net Available Proceeds of such Disposition and the Company will prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds of such Disposition.

          (e)   Sale of REMIC Assets, REMIC Certificates, Retained REMIC
                --------------------------------------------------------
Certificates or Mortgage Receivables.  Upon the issuance and sale of any REMIC
- ------------------------------------
Certificates or Retained REMIC Certificates by or on behalf of any of the LTC REMICS or the sale, liquidation or transfer of any assets of the Company, including any of the LTC REMICS, REMIC Certificates, Retained REMIC Certificates or Mortgage Receivables, the Company shall prepay the Loans in an aggregate amount equal to 100% of the Net Available Proceeds of any such sale, liquidation or transfer; provided that any sales to Goldman under the Goldman Facility shall
             --------
not be considered a sale for purposes of this paragraph.

          Section 3.  Payments of Principal and Interest.
                      ----------------------------------

          3.1  Repayment of Loans.  The Company hereby promises to pay to the
               ------------------
Agent for the account of each Bank the entire outstanding principal amount of such Bank's Loans, and each Loan shall mature, on the Termination Date.

          3.2  Interest.  The Company hereby promises to pay to the Agent for
               --------
the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

          (a) during such periods as such Loan is a Base Rate Loan, the Base Rate (as in effect from time to time); and

          (b) during such periods as such Loan is a Eurodollar Loan, for each Interest Period, the Eurodollar Rate for such Loan for such Interest Period.

Notwithstanding the foregoing, the Company hereby promises to pay to the Agent for the account of each Bank interest at the applicable Post-Default Rate on all Obligations held by such Bank to or for the account of such Bank, at any time an Event of Default has occurred and is continuing. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, monthly on the last day of each month, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period for such Loan and, if such Interest Period is longer than three months, at three-month intervals, following the first day of such Interest Period, and (iii) in the case of any Loan, upon the payment or prepayment of such Loan or the Conversion or Continuance of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid, Converted or Continued), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for in this Agreement or any change in any such interest rate, the Agent shall give notice of the same to the Banks to which such interest is payable and to the Company.

          Section 4.  Payments; Pro Rata Treatment; Computations; Etc.
                      ------------------------------------------------

          4.1  Payments.
               --------

          (a) Except to the extent otherwise provided in this Agreement, all payments of any Obligations shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at account number 2302-25217 maintained by the Agent with Sanwa at the Principal Office (or such other account as the Agent shall have designated in writing to the Company), not later than 11:00 a.m. Los Angeles time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

          (b) The Company shall, at the time of making each payment under this Agreement of any Obligation for the account of any Bank, specify to the Agent (which shall so notify each intended recipient) to which Obligation such payment is to be applied (and in the event that the Company fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may distribute such payment to the Banks for application in such manner as it or the Majority Banks, subject to Section 4.2, may determine to be appropriate).
                  -----------

          (c) Each payment received by the Agent under this Agreement of any Obligation for the account of any Bank shall be paid by the Agent promptly to such Bank, in immediately available funds, for the account of such Bank's Applicable Lending Office for the Loan or other Obligation in respect of which such payment is made.

          (d) If the due date of any payment of any Obligation would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          4.2  Pro Rata Treatment.  Except to the extent otherwise provided in
               ------------------
this Agreement:

          (a) the making, Conversion and Continuation of Loans of a particular Type (other than Conversions provided for by Section 5.4) shall be made pro rata
                                             -----------
among the relevant Banks according to the amounts of their respective Commitments (in the case of making of Loans) or their respective Loans (in the case of Conversions and Continuations of Loans) and the then current Interest Period for each Loan of such Type shall be coterminous; and

          (b) each payment on account of any Obligations to or for the account of one or more of the Banks in respect of any Obligations due on a particular day (or, if such day is not a Business Day, the next succeeding Business Day) shall be entitled to priority over payments in respect of Obligations not then due and shall be allocated among the Banks entitled to such payments pro rata in
                                                                     --- ----
accordance with the respective amounts due and payable to such Banks on such day (or Business Day) and shall be distributed accordingly. Nothing in this Section
                                                                         -------
4.2 shall be deemed to prevent, except in the case of shortfall, the
- ---
differential indemnity and other amounts owing to or for the account of a particular Bank or Banks pursuant to any provisions of any Basic Document which, by their terms, require differential payments.

          4.3  Computations.  Interest on Eurodollar Loans and commitment fees
               ------------
shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable) and interest payable at the Base Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which payable. Notwithstanding the foregoing, for each day that the Base Rate is calculated by reference to the Federal Funds Rate, interest payable at the Base Rate shall be computed on the basis of a year of 360 days and the actual number of days elapsed.

          4.4  Minimum Amounts.  Except for mandatory prepayments made pursuant
               ---------------
to Section 2.12 and Conversions or prepayments made pursuant to Section 2.10,
   ------------                                                 ------------
each borrowing, Conversion and partial prepayment of principal of Loans shall be in an aggregate amount at least equal to $500,000 (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Notwithstanding any other provision of this Agreement, the aggregate principal amount of Eurodollar Loans of each Type having the same Interest Period shall be in an amount at least equal to $1,000,000 and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

          4.5  Certain Notices.  Notices by the Company to the Agent of
               ---------------
terminations or reductions of the Commitments, of borrowings, Conversions, Continuations and optional prepayments of Loans, of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by the Agent not later than 12:00 noon Los Angeles time on the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:

                                        Number of
                                         Business
           Notice                       Days Prior
           ------                       ----------
     Termination or reduction
     of Commitments                          3

     Borrowing or prepayment of,
     or Conversions into,
     Base Rate Loans                         0

     Borrowing or prepayment of,
     Conversions into, Continuations
     as, or duration of Interest
     Period for, Eurodollar Loans            3

Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted,

Continued or prepaid and the amount (subject to Section 4.4) and Type of each
                                                -----------
Loan to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loan to result from such Conversion) and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Banks of the contents of each such notice. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period for any Eurodollar Loan, within the time period and otherwise as provided in this Section 4.5, such Loan (if outstanding as a Eurodollar Loan) will be
        -----------
automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

          4.6  Non-Receipt of Funds by the Agent.  Unless the Agent shall have
               ---------------------------------
been notified by a Bank or the Company (the "Payor") prior to the date on which
                                             -----
the Payor is to make payment to the Agent of (in the case of a Bank) the proceeds of a Loan to be made by such Bank under this Agreement or (in the case of the Company) a payment to the Agent for the account of one or more of the Banks (the "Required Payment"), which notice shall be effective upon receipt,
            ----------------
that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount of such payment available to the intended recipient on such date; and, if the Payor has not in fact made the Required Payment to the Agent, the recipient or recipients of such payment shall, on demand, repay to the Agent the amount so made available together with interest on such amount in respect of each day during the period commencing on the date (the "Advance Date") such amount was so made
                                        ------------
available by the Agent until the date the Agent recovers such amount at a rate per annum equal to the Federal Funds Rate for such day and, if such recipient or recipients shall fail promptly to make such payment, the Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as set forth above; provided that if neither the recipient or recipients nor the Payor
             --------
shall return the Required Payment to the Agent within three Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient or recipients shall each be obligated to pay interest on the Required Payment as follows:

          (a) if the Required Payment shall represent a payment to be made by the Company to the Banks, the Company and the recipient or recipients shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Post-Default Rate (and, in case the recipient or recipients shall return the Required Payment to the Agent, without limiting the obligation of the Company under
Section 3.2 to pay interest to such recipient or recipients at the Post-Default
- -----------
Rate in respect of the Required Payment) and

          (b) if the Required Payment shall represent proceeds of a Loan to be made by the Banks to the Company, the Payor shall be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant to Section 3.2.
                                                           -----------

          4.7  Sharing of Payments, Etc.
               -------------------------

          (a)  The Company agrees that, in addition to (and without limitation
of) any right of set-off, banker's Lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option but only with the prior written consent of the Majority Banks or the Agent, to offset balances held by it for the account of the Company at any of its offices, in Dollars or in any other currency, against any Obligations of the Company to such Bank that are not paid when due (regardless of whether such balances are then due to the Company). Any Bank so entitled shall promptly notify the Company and the Agent of any offset effected by it; provided that such Bank's failure to give such notice shall not
                --------
affect the validity of such offset.

          (b) If any Bank shall obtain from the Company payment of any Obligation through the exercise of any right of set-off, banker's Lien or counterclaim or similar right or otherwise (other than from the Agent as provided in this Agreement), and, as a result of such payment, such Bank shall have received a greater amount of the Obligations than the amount allocable to such Bank under Section 4.2, it shall promptly purchase from such other Banks
                -----------
participations in (or, if and to the extent specified by such Bank, direct interests in) such Obligations owing to such other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such excess payment (net of any expenses that may be incurred by such Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid Obligations owing to each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) The Company agrees that any Bank so purchasing such a participation (or direct interest) may exercise all rights of set-off, banker's Lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans or other amounts (as the case may be) owing to such Bank in the amount of such participation.

          (d)  Nothing contained in this Section 4.7 shall require any Bank to
                                         -----------
exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Company. If, under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.7 applies, such Bank shall, to the extent
                      -----------
practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this Section 4.7 to share
                                                            -----------
in the benefits of any recovery on such secured claim.


          Section 5.  Yield Protection, Etc.
                      ----------------------

          5.1  Additional Costs.
               ----------------

          (a) The Company shall pay directly to each Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate such Bank for any costs that such Bank determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans, or any reduction in any amount receivable by such Bank in respect of any of such Loans or such obligation (collectively, "Additional Costs"), resulting
                                                 ----------------
from any Regulatory Change that:

               (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Notes in respect of any of such Loans (other than changes in the rate of taxation imposed on or measured by the overall net income of such Bank or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

              (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.1), or
                                                                -----------
     any commitment of such Bank (including the Commitments of such Bank); or

              (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities) or its Commitments.

If any Bank requests compensation from the Company under this Section 5.1(a),
                                                              --------------
the Company may, by notice to such Bank (with a copy to the Agent), suspend the obligation of such Bank thereafter to make or to Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4
                                                                     -----------
shall be applicable); provided that such suspension shall not affect the right
                      --------
of such Bank to receive the compensation so requested.

          (b)  Without limiting the effect of the foregoing provisions of this
Section 5.1, in the event that, by reason of any Regulatory Change, any Bank
- -----------
either (i) incurs (or would incur) Additional Costs as a result of its exceeding a specified level of a category of deposits or other liabilities of such Bank that includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or of a category of extensions of credit or other assets of such Bank that includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Company (with a copy to the Agent), the obligation of such Bank to make or Continue, or to Convert Loans of any other Type into, Loans of such Type shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable).
                  -----------

          (c)  Without limiting the effect of the foregoing provisions of this
Section 5.1 (but without duplication), the Company shall pay directly to each
- -----------
Bank from time to time on demand such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or any Applicable Lending Office or such bank holding company), pursuant to any Governmental Rule following any Regulatory Change of capital in respect of its Commitments or Loans (such compensation to include an amount equal to any reduction of the rate of return on assets or equity of such Bank (or any Applicable Lending Office or such bank holding company) to a level below that which such Bank (or any Applicable Lending Office or such bank holding company) could have achieved but for such Governmental Rule.

          (d) Each Bank shall notify the Company of any event occurring after the date of this Agreement entitling such Bank to compensation under paragraph
(a) or (c) of this Section 5.1 as promptly as practicable, but in any event
                   -----------
within 45 days, after such Bank obtains actual knowledge of such event; provided
                                                                        --------
that (i) if any Bank fails to give such notice within 45 days after it obtains actual knowledge of such event, such Bank shall, with respect to compensation payable pursuant to this Section 5.1 in respect of any costs resulting from such
                         -----------
event, only be entitled to payment under this Section 5.1 for costs incurred
                                              -----------
from and after the date 45 days prior to the date that such Bank does give such notice and (ii) each Bank will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation by an amount determined by such Bank to be material and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, except that such Bank shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Bank will furnish to the Company a certificate setting forth the basis and amount of each request by such Bank for compensation under paragraph (a) or (c) of this Section 5.1. Determinations and allocations by any Bank for purposes of
        -----------
this Section 5.1 of the effect of any Regulatory Change pursuant to paragraph
     -----------
(a) or (b) of this Section 5.1, or of the effect of capital maintained pursuant
                   -----------
to paragraph (c) of this Section 5.1, on its costs or rate of return of
                         -----------
maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Bank under this Section 5.1, shall be conclusive; provided that such determinations
           -----------                       --------
and allocations are made on a reasonable basis.

          5.2  Limitation on Types of Loans.  Notwithstanding any other
               ----------------------------
provision of this Agreement, if, on or prior to the determination of any Eurodollar Base Rate for any Interest Period:

          (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.1 are not being provided in
                                        -----------
the relevant amounts or for the relevant maturities for purposes of determining rates of interest for any Type of Eurodollar Loans as provided in this Agreement; or

          (b) if the Majority Banks determine, which determination shall be conclusive, and notify the Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.1 upon the basis of
                                               -----------
which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely to cover adequately the cost to such Banks of making or maintaining such Type of Loans for such Interest Period;

then the Agent shall give the Company and each Bank prompt notice of such determination and, so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans of such Type, to Continue Loans of such Type or to Convert Loans of any other Type into Loans of such Type, and the Company shall, on the last day or days of the then current Interest Period or Periods for the outstanding Loans of such Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with Section 2.10.
                                                                ------------

          5.3  Illegality.  Notwithstanding any other provision of this
               ----------
Agreement, in the event that it becomes unlawful or, by reason of a Regulatory Change, impossible for any Bank or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans, then such Bank shall promptly notify the Company of such event (with a copy to the Agent) and such Bank's obligation to make or to Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.4 shall
                                                               -----------
be applicable).

          5.4  Treatment of Affected Loans.  If the obligation of any Bank to
               ---------------------------
make a particular Type of Eurodollar Loans or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Sections 5.1 or 5.3 (Loans of such Type being called "Affected Loans" and
   -------------------                                   --------------
such Type being called the "Affected Type"), such Bank's Affected Loans shall be
                            -------------
automatically Converted into Base Rate Loans on the last day or days of the then current Interest Period or Periods for Affected Loans (or, in the case of a Conversion required by Sections 5.1(b) or 5.3, on such earlier date as such Bank
                       ----------------------
may specify to the Company with a copy to the Agent) and, unless and until such Bank gives notice as provided below that the circumstances specified in Sections
                                                                        --------
5.1 or 5.3 that gave rise to such Conversion no longer exist:
- ----------

          (a) to the extent that such Bank's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans;

          (b) all Loans that would otherwise be made or Continued by such Bank as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Bank that would otherwise be Converted into Loans of the

Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans; and

          (c) if Loans of other Banks of the Affected Type are subsequently Converted into Loans of another Type (other than Base Rate Loans), such Bank's Base Rate Loans shall be automatically Converted on the Conversion date for such Loans of the other Banks into Loans of such other Type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so Converted are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

If such Bank gives notice to the Company with a copy to the Agent that the circumstances specified in Sections 5.1 or 5.3 that gave rise to the Conversion
                           -------------------
of such Bank's Affected Loans pursuant to this Section 5.4 no longer exist
                                               -----------
(which such Bank agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Banks are outstanding, such Bank's Base Rate Loans shall be automatically Converted, on the first day or days of the next succeeding Interest Period or Periods for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect to such Conversions, all Loans held by the Banks holding Loans of the Affected Type and by such Bank are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

          5.5  Compensation.  The Company shall pay to the Agent for the
               ------------
account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense that such Bank determines is attributable to:

          (a) any payment, mandatory or optional prepayment or Conversion of a Eurodollar Loan made by such Bank for any reason (including the acceleration of the Loans pursuant to Section 9) on a date other than the last day of the
                      ---------
Interest Period for such Loan; or

          (b) any failure by the Company for any reason (including the failure of any of the conditions precedent specified in Section 6 to be satisfied) to
                                                ---------
borrow a Eurodollar Loan from such Bank on the date for such borrowing specified in the relevant notice of borrowing given pursuant to Section 2.3.
                                                      -----------

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for in this Agreement over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Eurodollar Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

          5.6  Taxes.
               -----

          (a) The Company agrees to pay to each Bank such additional amounts as are necessary in order that the net payment of any Obligation due to such Bank after deduction for or withholding in respect of any Tax imposed with respect to such payment (or for payment of such Tax by such Bank), will not be less than the amount of the Obligation then due and payable; provided that the foregoing
                                                   --------
obligation to pay such additional amounts shall not apply:

              (i) to any payment to a Bank that is not a U.S. Person unless such Bank is, on the Signing Date (or on the date it becomes a Bank as provided in Section 11.6(b)) and on the date of any change in the
                 ---------------
     Applicable Lending Office of such Bank, either entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it under this Agreement and the Notes in respect of the Loans) or Form 4224 (relating to all interest to be received by such Bank under this Agreement in respect of the Loans) (and in that regard each such non-U.S. Person shall on such date deliver to the Agent and the Company duplicate such Forms 1001 or 4224, as appropriate), it being understood that each Bank shall submit an updated Form 1001 or 4224 prior to any such Form becoming outdated, or

               (ii) to any Tax imposed solely by reason of the failure by such non-U.S. Person to comply with clause (i) above and, without duplication, any applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such Tax.

For the purposes of this Section 5.6(a), (w) "Form 1001" shall mean Form 1001
                         --------------       ---------
(Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224
                                               ---------
(Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim of the kind to which such Form relates), (y) "U.S. Person" shall mean a citizen,
                                              -----------
national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income and (z) "Taxes" shall mean any present or
                                                -----
future tax, assessment or other charge or levy imposed by or on behalf of any Governmental Person (other than taxes imposed on or measured by the overall net income of any Bank or of its Applicable Lending Office by the jurisdiction in which such Bank has its principal office or any Applicable Lending Office).

          (b) Within 30 days after paying any amount to the Agent or any Bank from which it is required by law to make any deduction or withholding, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Company shall deliver to the Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

          Section 6.  Conditions Precedent.
                      --------------------

          6.1  Initial Extension of Credit.  The obligation of any Bank to make
               ---------------------------
its initial extension of credit under this Agreement is subject to the receipt by the Agent and the Banks, of the following documents, each of which shall be satisfactory to the Agent (and to the extent specified below, to each Bank) in form and substance:

          (a)  Basic Documents.
               ---------------

              (i) This Agreement, executed by the Company, the Agent and each of the Banks;

              (ii)  The Notes, duly completed and executed;

              (iii) The Subsidiary Guarantee, executed by each Guarantor and the Agent;

              (iv)   The Fee Letter.

          (b)  Corporate Documents.  The following documents, each certified as
               -------------------
indicated below:

              (i) a copy of the charter, as amended and in effect, of the Company and each of its Subsidiaries certified as of a recent date by the Secretary of State of its jurisdiction of incorporation, and such evidence from such Governmental Persons as to the good standing of and information regarding such charter filed by the Company and each of its Subsidiaries as the Agent may reasonably request;

              (ii) a certificate of the Secretary or an Assistant Secretary of the Company and each of its Subsidiaries, dated the Closing Date and certifying (A) that attached to such certificate is a true and complete copy of the by-laws of the Company and each of its Subsidiaries as amended and in effect at all times from the date on which the unanimous written consent referred to in clause (B) was issued, to and including the date of such certificate, (B) that attached to such certificate is a true and complete copy of the unanimous written consent duly issued by the board of directors of the Company and each of its Subsidiaries authorizing the execution, delivery and performance of the Basic Documents and, the extensions of credit under this Agreement, and that such unanimous written consent has not been modified, rescinded or amended and is in full force and effect, (C) that the charters of the Company and its Subsidiaries have not been amended since the date of the certification furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of the Company executing the Basic Documents and each other document to be delivered by the Company from time to time in connection with any Basic Document (and the Agent and each Bank may conclusively rely on such certificate until the Agent receives notice in writing from the Company); and

             (iii) a certificate of another officer of the Company as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of the Company and each of its Subsidiaries.

          (c)  Officer's Certificate.  A certificate of a senior officer of the
               ---------------------
Company, dated the Closing Date, to the effect set
forth in subclauses (a) and (b) of the first sentence of Section 6.2.
                                                         -----------

          (d)  Opinions of Counsel to the Company.
               ----------------------------------

              (i) An opinion, dated the Signing Date, of Weil, Gotshal & Manges, counsel to the Company and its Subsidiaries, in substantially the form of

     Exhibit B-1 and covering such other matters as the Agent or any Bank may
     -----------
     reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Agent).

              (ii) An opinion, dated the Signing Date, of Ballard Spahr Andrews & Ingersoll, special Maryland counsel to the Company, in substantially the form of Exhibit B-2 and covering such other matters as the Agent or any
             -----------
     Bank may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to the Banks and the Agent).

          (e)  Borrowing Base Certificate.  A Borrowing Base Certificate as of a
               --------------------------
date not more than five days prior to the Closing Date.

          (f)  Environmental Surveys.  With respect to each Eligible Facility
               ---------------------
and each Property underlying an Eligible Mortgage Loan, an environmental survey and assessment and Phase I report prepared by a firm of licensed engineers (familiar with the identification of Hazardous Materials) in form and substance reasonably satisfactory to the Agent and the Majority Banks, such environmental survey and assessment to be based upon physical on-site inspections by such firm of each of the Eligible Facilities and each Property underlying an Eligible Mortgage Loan as well as a historical review of the uses of such Eligible Facilities and such Property underlying an Eligible Mortgage Loan and of the business and operations of the Company and its Subsidiaries (including any former Subsidiaries or divisions of the Company or any of its Subsidiaries which have been disposed of prior to the date of such survey and assessment and with respect to which the Company or any of its Subsidiaries may have retained liability for environmental matters).

          (g)  Title Insurance.  With respect to each Eligible Facility (except
               ---------------
Eligible Facilities agreed to in writing by the Agent and the Majority Banks), policies of title insurance on forms of and issued by one or more title companies satisfactory to the Agent and the Majority Banks (the "Title
                                                                 -----
Companies"), showing fee simple title vested in the Company and insuring such
- ---------
title in an amount for each Eligible Facility equal to not less than the Applicable Value for such Eligible Facility subject only to such defects, Liens, encumbrances, assessments, security interests, restrictions, easements and other title exceptions as are satisfactory to the Agent and the Majority Banks, together with, as may be reasonably required by the Agent and the Majority Banks, such reinsurance schedules and agreements in respect of all then existing title insurance policies for the Eligible Facilities in amounts and otherwise in form and substance satisfactory to the Agent and the Majority Banks and executed by the Title Companies. Such policies shall also contain such endorsements and affirmative insurance provisions as the Agent and the Majority Banks may reasonably require. In addition, the Company shall have paid to the Title Companies all expenses and premiums of the Title Companies in connection with the issuance of such policies.

          (h)  Survey. With respect to each Eligible Facility (except Eligible
               ------
Facilities agreed to in writing by the Agent and the Majority Banks), a survey, the age of which shall not be in excess of two years when initially delivered to the Agent, except as set forth on Schedule VI, of each Eligible Facility, prepared by a licensed or registered land surveyor satisfactory to the Agent and the Majority Banks, in compliance with the minimum standard detail requirements for land title surveys adopted by the American Land Title Association and American Congress on Surveying and Mapping, and certified to the Agent and the Banks, the Company, the Title Companies and any other parties requested by the Agent and the Banks as of a certification date approved by the Agent and the Majority Banks.

          (i)  Zoning Compliance, Etc.  An Officer's Certificate to the effect
               -----------------------
that all improvements have been constructed and are being used and operated in full compliance with (i) all applicable zoning, subdivision and other laws, orders, rules, regulations and requirements of all governmental or quasi-governmental authorities having jurisdiction with respect to the Eligible Facilities, and (ii) all building permits issued in respect of the Eligible Facilities and (if available) a copy of the certificate of occupancy certified by the Company for each Eligible Facility.

          (j)  Leases. Certified executed copies of all leases, ground leases
               ------
and subleases of any material portion of any Eligible Facility and any Property underlying an Eligible Mortgage Loan together with all amendments and modifications thereto, together with a certificate of the Company stating for each Eligible Facility and each Property underlying an Eligible Mortgage Loan, the name of each Operator, the rental to be paid in respect of each lease, ground lease and sublease, the security deposit paid in respect of each lease, ground lease and sublease, the expiration date of each lease, ground lease and sublease, all concessions granted in respect of each lease, ground lease and sublease (if any) and such other information as shall be requested by the Agent and the Majority Banks and confirming that each such lease, ground lease and sublease is unmodified (except as disclosed to the Agent and the Banks in writing) and in full force and effect and is the only lease, ground lease and sublease in respect of such Eligible Facility and such Property underlying an Eligible Mortgage Loan and a description of any defaults known to the Company to exist under such lease, ground lease and sublease and stating that such default (if any) if uncured would not have a Material Adverse Effect on the value, utility, operation or legality of such Eligible Facility and such Property underlying an Eligible Mortgage Loan.

          (k)  Material Contracts.  Certified copies of the Goldman Facility,
               ------------------
the Indentures, and the pooling and servicing agreement, transfer and repurchase agreement and subservicing agreement executed in connection with the issuance of each of the LTC Commercial Mortgage Pass-Through Certificates, Series 1993-1, the LTC Commercial Mortgage Pass-Through Certificates, Series 1994-1 and the LTC Commercial Mortgage Pass-Through Certificates, Series 1996-1.

          (l)  Appraisals.  Appraisals of each of the Eligible Facilities and
               ----------
each Mortgaged Property underlying an Eligible Mortgage Loan.

          (m)  Reliance Letter.  A Reliance Letter from Ernst & Young with
               ---------------
respect to Ernst & Young's audits of the Company's 1994 and 1995 fiscal years.

          (n)  Other Documents.  Such other documents as the Agent or any Bank
               ---------------
or counsel to Agent and the Bank may reasonably request.

The obligation of any Bank to make its initial extension of credit under this Agreement is also subject to the payment or delivery by the Company of such fees and other consideration as the Company shall have agreed to pay or deliver to any Bank or an affiliate of such Bank or the Agent in connection with this Agreement, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, counsel to the Agent and the Banks, in connection with the negotiation, preparation, execution and delivery of this Agreement and the Notes (to the extent that statements for such fees and expenses have been delivered to the Company).

          6.2  Initial and Subsequent Extensions of Credit.  The obligation of
               -------------------------------------------
any Bank to make any Loan (including such Bank's initial Loan) or otherwise extend any credit to the Company upon the occasion of each borrowing or other extension of credit under this Agreement is subject to the further conditions precedent that, both immediately prior to the making of such Loan or other extension of credit and also after giving effect to, and to the intended use of, such Loan or other extension:

          (a) no Default shall have occurred and be continuing;

          (b) the representations and warranties made by the Company in Section
                                                                        -------
7 shall be true and complete on and as of the Signing Date or the date of the
- -
making of such Loan or other extension of credit, as applicable, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

          (c) the aggregate principal amount of the Loans shall not exceed the Borrowing Base reflected on the most recent Borrowing Base Certificate delivered pursuant to Section 6.1(d) or Section 8.1(d);
            --------------    --------------

          (d) the requirements set forth in Section 6.1(f) through Section 6.1(l), and Section 6.1(n), with respect to any Eligible Facility to be acquired with the proceeds of such Loan, shall have been satisfied; and

          (e) (i) the Company shall have delivered to the Agent each of the underlying original executed Mortgage Notes corresponding to each of Eligible Mortgage Loans included in the Borrowing Base and (ii) the Company shall have delivered to the Agent, at least one Business Day prior to the date of the funding of such additional Loan, each of the underlying Mortgage Loan Documents, which shall constitute the Mortgage Loan file to be maintained by the Agent, corresponding to each of the Eligible Mortgage Loans composing part of the Borrowing Base.

Each notice of borrowing by the Company shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice or request and, unless the Company otherwise notifies the Agent prior to the date of such borrowing or issuance, as of the date of such borrowing or issuance).

          Section 7.  Representations and Warranties.  The Company represents
                      ------------------------------
and warrants to the Agent and the Banks that:

          7.1  Corporate Existence.  Each of the Company and its Subsidiaries:
               -------------------
(a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material

Governmental Approvals necessary, to own its assets and to carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could have a Material Adverse Effect.

          7.2  Financial Condition.
               -------------------

          (a) The Company has previously furnished to each of the Banks consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at December 31, 1995 and the related consolidated and consolidating statements of income, retained earnings and Cash Flow of the Company and its Consolidated Subsidiaries for the fiscal year ended on that date, with the opinion (in the case of those consolidated balance sheet and statements) of Ernst & Young, and the unaudited consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at March 31, 1996 and the related consolidated and consolidating statements of income, retained earnings and Cash Flow of the Company and its Consolidated Subsidiaries for the three-month period ended on such date.

          (b) All such financial statements present are complete and correct and fairly present in all material respects the consolidated financial condition of the Company and its Consolidated Subsidiaries, and (in the case of the consolidating financial statements) the respective unconsolidated financial condition of the Company and of each of its Consolidated Subsidiaries, as at those dates and the consolidated and unconsolidated results of their operations for the fiscal year and three-month period ended on those dates (subject, in the case of such financial statements as at March 31, 1996, to normal year-end audit adjustments), all in accordance with GAAP and practices applied on a consistent basis. Neither the Company nor any of its Subsidiaries has on the Signing Date any material contingent liabilities, liabilities or reserves for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in the most recent balance sheet referred to above. Since March 31, 1996, there has been no material adverse change in the consolidated financial condition, operations or business taken as a whole of the Company and its Consolidated Subsidiaries from that set forth in the financial statements as at September 30, 1994 for the period ending on that date.

          7.3  Litigation.  Except as disclosed to the Banks in Schedule IV,
               ----------                                       -----------
there are no legal or arbitral proceedings, or any proceedings by or before any Governmental Person now pending or

(to the knowledge of the Company) threatened against the Company or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect.

          7.4  No Breach.  None of the execution and delivery of the Basic
               ---------
Documents, the consummation of the transactions contemplated in the Basic Documents or compliance with the terms and provisions of the Basic Documents will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Company, or any applicable Governmental Rule or any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under, or result in the acceleration or mandatory prepayment of, any indebtedness evidenced by or termination of any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          7.5  Action.  The Company has all necessary corporate power and
               ------
authority to execute, deliver and perform its obligations under each of the Basic Documents, the execution, delivery and performance by the Company of each of the Basic Documents have been duly authorized by all necessary corporate action on its part (including any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Company and constitutes, and each of the Notes when executed and delivered by it for value will constitute, its legal, valid and binding obligation, enforceable against the Company in accordance with its terms, (a) except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) except as such enforceability may be limited by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          7.6  Approvals.  No Governmental Approvals are necessary for the
               ---------
execution, delivery or performance by the Company of the Basic Documents or for the legality, validity or enforceability of any Basic Document.

          7.7  Margin Stock.  Neither the Company nor any of its Subsidiaries
               ------------
is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit under this Agreement will be used to buy or carry any Margin Stock.

          7.8  ERISA.  Each Plan, and, to the knowledge of the Company, each
               -----
Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Governmental Rule, and no event or condition has occurred and is continuing as to which the Company would be under an obligation to furnish a report to the Banks under Section 8.1(g), which could
                                                     --------------
reasonably be expected to give rise to a Material Adverse Effect.

          7.9  Taxes.  There is no tax sharing, tax allocation or similar
               -----
agreement currently in effect providing for the manner in which tax payments owing by the Company or any of its Subsidiaries (whether in respect of Federal or state income or other taxes) are allocated among such Persons. The Company and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries and all other related penalties and charges. The Company and its Subsidiaries do not have any charges, accruals or reserves for taxes and the charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of other governmental charges are, in the opinion of the Company, adequate. The Company has not given or been requested to give a waiver of the statute of limitations relating to the payment of Federal or other taxes.

          7.10  Certain Regulations.  Neither the Company nor any of its
                -------------------
Subsidiaries is (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940;
(b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (c) subject to any other Governmental Rule restricting its ability to incur debt.

          7.11  Material Agreements and Liens.
                -----------------------------

          (a) Part A of Schedule I is a complete and correct list, as of the
                        ----------
Signing Date of each credit agreement, loan agreement, indenture, purchase agreement, Guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or Guarantee by, the Company or any of its Subsidiaries the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule I.
                                 ----------

          (b) Part B of Schedule I is a complete and correct list, as of the
                        ----------
Signing Date, of each Lien securing Indebtedness of any Person the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000 and covering any Property of the Company or any of its Subsidiaries, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of Schedule I. In addition, none of the Liens described in Part B of Schedule I
   ----------                                                         ----------
are reasonably likely to have a Material Adverse Effect.

          7.12   Environmental Matters.  Except as set forth in Schedule II, to
                 ---------------------                          -----------
the best of the Company's knowledge, after due inquiry:

          (a) Each of the Company and its Subsidiaries has obtained all Governmental Approvals required under all Environmental Laws to carry on its business as now being conducted, except to the extent failure to have any such Governmental Approvals would not have a Material Adverse Effect. Each of such Governmental Approvals is in full force and effect and each of the Company and its Subsidiaries is in compliance with the terms and conditions of such Governmental Approvals, and is also in compliance with all other provisions of any applicable Environmental Law or in any Governmental Rule issued, entered, promulgated or approved under any Environmental Law, except to the extent failure to comply with such provisions would not have a Material Adverse Effect.

          (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any Governmental Person with respect to any alleged failure by the Company or any of its Subsidiaries to have any Governmental Approval required under any Environmental Law in connection with the conduct of the business of the Company or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation or Release of any Hazardous Materials generated by the Company or any of its Subsidiaries.

          (c) Neither the Company nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976 or under any comparable state or local statute; and

              (i) no polychlorinated biphenyls (PCBs) are or have been present at any site, facility or vessel owned, operated or leased by the Company or any of its Subsidiaries;

              (ii) no friable asbestos or asbestos-containing materials are or have been present at any site, facility or vessel owned, operated or leased by the Company or any of its Subsidiaries;

              (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility owned, operated or leased by the Company or any of its Subsidiaries;

              (iv) no Hazardous Materials have been Released at, on or under any site or facility owned, operated or leased by the Company or any of its Subsidiaries in a quantity established as reportable under any Environmental Law; and

              (v) no Hazardous Materials have been otherwise Released at, on or under any site, facility or vessel owned, operated or leased by the Company or any of its Subsidiaries that could reasonably give rise to a Material Adverse Effect.

          (d) Neither the Company nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive
                                                 ---
Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"),
                                                                 ------
listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R. ' 300.5 ("CERCLIS"), or on any similar state or local
                                    -------
list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Company or any of its Subsidiaries, which Environmental Claims could reasonably give rise to a Material Adverse Effect.

          (e) No site, facility or vessel owned, operated or leased by the Company or any of its Subsidiaries is listed or formally proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up.

          (f) No Liens have arisen under or pursuant to any Environmental Laws on any site, facility or vessel owned, operated or leased by the Company or any of its Subsidiaries, and no action has been taken by any Governmental Person that could subject any such site, facility or vessel to such Liens and neither the Company nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site, facility or vessel owned by it or in any instrument of transfer affecting such site, facility or vessel.

          (g) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Company or any of its Subsidiaries in relation to any site, facility or vessel owned, operated or leased by the Company or any of its Subsidiaries which disclose Environmental Claims against the Company that could reasonably give rise to a Material Adverse Effect and that have not been made available to the Banks.

In addition, none of the items listed in Schedule II are reasonably likely to
                                         -----------
give rise to a Material Adverse Effect.

          7.13  Capitalization.  The authorized capital stock of the Company
                --------------
consists, on the Signing Date, of an aggregate of 50,000,000 shares consisting of (i) 40,000,000 shares of common stock, par value $0.01 per share, of which 18,500,949 shares will be duly and validly issued and outstanding, each of which shares is fully paid and nonassessable and (ii) 10,000,000 shares of preferred stock, of which 0 shares will be duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the Signing Date, (x) there are no outstanding Equity Rights with respect to the Company (other than (i) the Company's 9 3/4% Convertible Subordinated Debentures due 2004 which are convertible into the Company's common stock, (ii) the Company's 8 1/2% Convertible Subordinated Debentures due 2000 which are convertible into the Company's common stock, (iii) the Company's 8 1/2% Convertible Subordinated Debentures due 2001 which are convertible into the Company's common stock, (iv) the Company's 8 1/4% Convertible Subordinated Debentures due 1999 which are convertible into the Company's common stock, (v) the Company's 7 3/4% Convertible Subordinated Debentures due 2002 which are convertible into the Company's common stock and (vi) 1,388,500 stock options pursuant to the Company's 1992 Stock Option Plan, as amended) and (y) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Company nor are there any outstanding obligations of the Company or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount of the payment is calculated with reference to the fair market value or equity value of the Company or any of its Subsidiaries.

          7.14  Subsidiaries, Etc.
                ------------------

          (a)  Set forth in Part A of Schedule III is a complete and correct
                                      ------------
list, as of the Signing Date, of all of the Subsidiaries of the Company, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III, (x) each of the
                                             ------------
Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III, (y) all of the issued and
                                    ------------
outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

          (b)  Set forth in Part C of Schedule III is a complete and correct
                                      ------------
list, as of the Signing Date, of all Investments (other than Investments disclosed in Part A of Schedule III) held by the Company or any of its
                       ------------
Subsidiaries in any Person and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part C of Schedule III each of the Company
                                              ------------
and its Subsidiaries owns, free and clear of all Liens, all such Investments.

          (c) None of the Subsidiaries of the Company is, on the Signing Date, subject to any indenture, agreement, instrument or other arrangement of the type described in the last sentence of Section 8.21.
                                  ------------

          7.15  Title to Assets.  The Company owns and has on the Signing Date,
                ---------------
and will own and have on the Closing Date, good and marketable title (subject only to Liens permitted by Section 8.6) to the Properties, including the
                           -----------
Eligible Facilities, shown to be owned in the most recent financial statements referred to in Section 7.2 (other than Properties disposed of in the ordinary
               -----------
course of business (other than Facilities owned by the Company) or otherwise permitted to be disposed of pursuant to Section 8.5). The Company owns and has
                                        -----------
on the Signing Date and will own and have on the Closing Date, good and marketable title to, and enjoys on the Signing Date and will enjoy on the Closing Date, peaceful and undisturbed possession of, all Properties, including the Eligible Facilities, (subject only to Liens permitted by Section 8.6) that
                                                             -----------
are necessary for the operation and conduct of its businesses.

          7.16  True and Complete Disclosure.  The information, reports,
                ----------------------------
financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to any Bank in connection with the negotiation, preparation or delivery of the Basic Documents or included in or delivered pursuant to any Basic Document, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements in any Basic Document, in light of the circumstances under which they were made, not misleading. All written information furnished after the Signing Date by the Company and its Subsidiaries to the Agent and the Banks in connection with the Basic Documents and the transactions contemplated by the Basic Documents will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Company that could have a Material Adverse Effect that has not been disclosed in the Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent or the Banks for use in connection with the transactions contemplated by the Basic Documents.

          7.17   REIT and REMIC Status.  The Company is a REIT and each of the
                 ---------------------
LTC REMICS is a REMIC.

          7.18   Eligible Mortgage Loans.  With respect to each Eligible
                 -----------------------
Mortgage Loan, (i) the information set forth in the related Mortgage Loan
Schedule is complete and correct in all material respects as of the date or dates respecting which the information is furnished and (ii) as to each Eligible Mortgage Loan, as of date of such Eligible Mortgage Loan becoming part of the Borrowing Base:

          (a)  the Company is sole owner and holder of such Eligible Mortgage
     Loan;

          (b) the Company has full right and authority to sell, assign and transfer such Eligible Mortgage Loan and the related Mortgage and Mortgage Note and other related documents pledged, assigned or deposited pursuant to this Agreement;

          (c) the related Mortgage Note is not, and has not been since the date of origination of the Eligible Mortgage Loan, secured by any collateral except the lien of the related Mortgage, any related Assignment of Leases and Rents and any related security agreement; and such Mortgaged Property and the other collateral for such Eligible Mortgage Loan do not secure any mortgage loan or related Mortgage Note that is not on deposit with the Agent on the date hereof;

          (d) such Eligible Mortgage Loan is a whole loan and not a participation interest in a mortgage loan and, except as set forth in the Mortgage Loan Schedule, the Eligible Mortgage Loan contains no equity participation;

          (e) such Eligible Mortgage Loan complied, as of the date of origination, with, or was exempt from, any applicable federal, state or local law, regulation and other requirement pertaining to usury, and the receipt of any amounts payable as interest or otherwise from revenues derived from the operation of the related Mortgaged Property or in respect of any equity participation provision of such Eligible Mortgage Loan will not violate any applicable federal, state or local law, regulation or other requirement pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Eligible Mortgage Loan have been complied with as of the date of origination of such Eligible Mortgage Loan;

          (f) the origination, servicing and collection practices used by the Company or any prior holder of such Eligible Mortgage Loan have been in all respects legal, proper and prudent and have met customary standards utilized by mortgage lenders in their commercial mortgage origination and servicing business;

          (g) such Eligible Mortgage Loan was originated either by the Company or an agent thereof, or by an originator approved by the Company, and complies with all the terms, conditions and requirements of the underwriting policies of such originator in effect at the time of origination;

          (h) the Company is delivering the Mortgage Note underlying such Eligible Mortgage Loan free and clear of any and all liens, pledges, charges, security interests or restrictions on transfer of any nature encumbering or affecting such Eligible Mortgage Loan and Mortgage Note;

          (i) the proceeds of the Eligible Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements imposed by the mortgagee as to completion of any onsite or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;

          (j) each of the related Mortgage Notes, related Mortgages and other agreements providing security, credit support or other assurances in connection therewith is a legal, valid and binding obligation of the maker thereof (subject to any nonrecourse provisions therein), enforceable in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and (C) in the case of certain personal guarantees executed in connection with certain Eligible Mortgage Loans, the community property laws of the states in which the persons executing such guarantees are domiciled, and there is no offset, defense, counterclaim or right to rescission with respect to such Mortgage Note, Mortgage or other agreements;

          (k) the related Mortgage (including any related security agreement included in the definition of such term) is a valid and enforceable first lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens having priority over, or equal to, the lien of the Mortgage, except for (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Eligible Mortgage Loan, none of which materially interferes with the benefits of the security intended to be provided by such Mortgage, (iii) exceptions and exclusions specifically referred to in the lender's title insurance policy described in clause (w) below, none of which materially interferes with the security intended to be provided by such Mortgage, and (iv) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (l) the related Mortgage has not been waived, modified, altered, satisfied, canceled or subordinated in any respect or rescinded, and the related Mortgaged Property has not been released from the lien or other encumbrance of, nor has the Borrower been released from its obligations under, the Mortgage, in whole or in any part, in a manner which materially interfered with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the Mortgaged Property for the purposes specified in the Mortgage, nor has any guarantor been released, in whole or in part, under the related guaranty (if any), nor has any instrument been executed that would effect any such cancellation, subordination, rescission or release;

          (m) all taxes, governmental assessments and water, sewer and municipal charges that prior to the date of deliverance of each Mortgage Note underlying each Eligible Mortgage became due and owing in respect of, and affect, the related Mortgaged Property have been paid prior to becoming delinquent, or an escrow of funds in an amount sufficient to cover such payments has been established;

          (n) all escrow deposits and payments relating to the Eligible Mortgage Loan are in the possession, or under the control, of the Company or its agents, and all amounts required to be deposited by the related Borrower have been deposited and there are no deficiencies with regard thereto;

          (o) neither the Company nor any of its agents or Affiliates has, directly or indirectly, advanced funds, or received any advance of funds by a party other than the Borrower, for the payment of any amount required by the related Mortgage Note or the related Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Eligible Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first Due Date under the related Mortgage Note;

          (p) each Eligible Mortgage Loan is secured by an interest in real property having a fair market value at least equal to 125% of the principal balance of the Eligible Mortgage Loan at the time the Eligible Mortgage Loan was originated, provided that, for purposes of this clause (p), the fair market value of the real property interest must first be reduced by
     (i) the amount of any lien on the real property interest that is senior to the Eligible Mortgage Loan and (ii) a proportionate amount of any lien that is in parity with the Eligible Mortgage Loan;

          (q) there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property, and the Mortgaged Property is in good repair and free and clear of any damage that would affect materially and adversely the value of the Mortgaged Property as security for the Eligible Mortgage Loan or the use for which the premises were intended;

          (r) the related Mortgaged Property is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of the mortgage, except those which are insured against by the lender's title insurance policy referred to in clause (w) below;

          (s) none of the improvements which were included for the purpose of determining the Appraised Value of the related Mortgaged Property in connection with the origination of the Eligible Mortgage Loan lies outside the boundaries and building restriction lines of such property, no improvements on adjoining properties materially encroach upon such Mortgaged Property, and all improvements located on or forming a part of this related Mortgaged Property comply with applicable zoning laws or ordinances;

          (t) the related Borrower is in possession of all certificates of occupancy or other similar licenses, permits and other authorizations necessary and required by applicable law for the use of the related Mortgaged Property; all such certificates of occupancy or other similar licenses, permits and authorizations are valid and in full force and effect;

          (u) if applicable, the related Borrower is the owner and holder of the landlord's interest under any lease for use and occupancy of all or any portion of the related Mortgaged Property; the related Mortgage provides for the appointment of a receiver for rents in the event of default or allows the Mortgagee to enter into possession to collect the rents; no assignments have been made of the landlord's interest in any such lease or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable under any such lease, which assignments are presently outstanding and have priority over the related Mortgage or any related Assignment of Leases and Rents given in connection with the origination of the related Mortgage, other than as may be disclosed in the related lender's title insurance policy referred to in clause (w) below;

          (v) to the extent required under applicable law, each holder of the Eligible Mortgage Loan was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Eligible Mortgage Loan;

          (w) the related Mortgaged Property is covered by a lender's title insurance policy, issued by a title insurance company acceptable to the Agent, insuring that the related Mortgage is a valid first lien on such Mortgaged Property; such title insurance policy is in full force and effect and is freely assignable; such policy is subject only to exceptions which are acceptable to mortgage lending institutions generally and which are specifically referenced in such title insurance policy, none of which materially interferes with the benefits of the security provided by the related Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and neither the Company nor any prior Mortgagee has done, by act or omission, anything which would materially impair the coverage of any such title insurance policy;

          (x) the related Mortgaged Property is insured by a fire and extended perils insurance policy issued by a qualified insurance company acceptable to the Agent, providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the Company consistent with its normal commercial mortgage lending practices, against other risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount which is at least equal to this lesser of the current principal balance of such Eligible Mortgage Loan and the replacement cost of the improvements which are a part of the related Mortgage Property and which is not less than the amount necessary to avoid the operation of any coinsurance provisions with respect to the Mortgaged Property in the event of any loss less than the amount of the insurance coverage, and consistent with the amount that would have been required as of the date of origination by the Company in its normal commercial mortgage lending activities with respect to similar properties in the same locality; all premiums on such insurance policy have been paid; such insurance policy requires prior notice to the insured of termination or cancellation, and no such notice has been received; the related Mortgage obligates the related borrower to maintain all such insurance and, upon such Borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from such Borrower;

          (y) there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; there has been no waiver of any material default, breach, violation or event of acceleration of any of the foregoing, and, pursuant to the terms of the Eligible Mortgage Loan, the related Mortgage or the related Mortgage Note, no Person other than the holder of such Mortgage Note may declare an event of default or accelerate the related indebtedness under any such Eligible Mortgage Loan, Mortgage or Mortgage Note;

          (z) no Eligible Mortgage Loan is 30 days or more delinquent in payment beyond any grace period permitted by the related Mortgage or Mortgage Note and no Eligible Mortgage Loan has been more than 30 days delinquent in payment more than once during any twelve month period, without giving effect to any grace period permitted by the related Mortgage or Mortgage Note;

          (aa) all of the terms of the related Mortgage pertaining to interest rate adjustment, payment adjustments and adjustments of the principal balance are enforceable, such adjustments will not affect the priority of the liens of the Mortgage, and all such adjustments and all calculations of interest which have made, were made correctly and in full compliance with the terms of the related Mortgage Note and Mortgage;

          (bb) the related Mortgage Note or the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, nonjudicial foreclosure, and there is no exemption available to the Borrower which would interfere with such right to foreclosure;

          (cc) each related Mortgaged Property has been inspected by the Company or one of its agents within the past eight months;

          (dd) the facility located on the related Mortgaged Property and the operator with respect to such facility have all certificates, licenses and permits required by applicable law for the operation of such facility and, to the extent such facility participates in Medicaid, Medicare or other similar programs, such facility and operator hold a valid certification for such participation, appropriate for the level of care provided at such facility;

          (ee)  no Mortgaged Property is affected by a Disqualifying Condition;

          (ff) no Eligible Mortgage Loan is secured in whole or in part by the interest of a Borrower as a lessee under a ground lease of a Mortgaged Property;

          (gg) the Appraised Value of the Mortgaged Property reflected at the relevant date of origination an amount not less than the Company's best estimate of the market value of such Mortgaged Property, based on an appraisal conducted by an independent appraiser;

          (hh) to the best of the Company's knowledge, there is no existing circumstance or condition with respect to the Mortgage, Mortgaged Property, Borrower, Tenant or operator of the Mortgaged Property relating to the Eligible Mortgage Loan (giving effect to any non-recourse provisions therein) that in the Company's reasonable determination would cause such Eligible Mortgage Loan to be subject to imminent default, that could reasonably be expected to cause prudent institutional investors to regard such Eligible Mortgage Loan as an unacceptable investment or that could adversely affect the marketability of such Eligible Mortgage Loan;

          (ii) each related Mortgaged Property is on a separate tax parcel, assessed for real estate tax purposes separate and apart from any other property owned by the related Borrower or any other Person;

          (jj)  the related Borrower owns the Mortgaged Property in fee simple;

          (kk) if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Borrower or in connection with the release of the Mortgaged Property or related security for the Eligible Mortgage Loan following the payment of the Eligible Mortgage Loan in full;

          (ll) any related Assignment of Leases and Rents creates a valid first priority assignment of, or security interest in, the right to receive all payments due under the related Net Lease, if any, which right may be exercised by the Mortgagee upon the occurrence of an event of default by the Borrower under the terms of the Mortgage;

          (mm) the Related Mortgage Note does not provide for any grace period that exceeds five Business Days during which remittance by the Borrower of any scheduled Monthly Payment may be deferred without the payment of any default interest or late charge therefor, and there is no differences for any period between the amount of interest accrued on such Eligible Mortgage Loan and the amount of interest payable thereon;

          (nn) in the event of a foreclosure under the Mortgage, the related Net Lease, if any, will either (i) be extinguished by reason of being subordinate to the Mortgage, without any non-disturbance or attornment obligations; or (ii) continue in full force and effect, either because such Net Lease is superior in time or because non-disturbance and attornment obligations have been given, and such continuing Net Lease currently provides for monthly lease payments in excess of the Monthly Payment on the Eligible Mortgage Loan; and

          (oo) such Eligible Mortgage Loan would be eligible to be a "qualified mortgage" within the meaning of ' 860G(a)(3) of the Internal Revenue Code if transferred to a Real Estate Mortgage Investment Conduit in the manner and within the timeframe required under that section.


          Section 8.  Covenants of the Company.  The Company covenants and
                      ------------------------
agrees with the Agent and the Banks that, so long as any Commitment or Loan is outstanding and until payment in full of all Obligations:

          8.1  Financial Statements Etc.  The Company shall deliver to each of
               -------------------------
the Agent and the Banks:

          (a) as soon as available and in any event within 50 days after the end of each quarterly fiscal period of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior financial officer of the Company, which certificate shall state that those consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, and those consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (b) as soon as available and in any event within 95 days after the end of each fiscal year of the Company, consolidated and consolidating statements of income, retained earnings and Cash Flow of the Company and its Consolidated Subsidiaries for such fiscal year and the related consolidated and consolidating balance sheets of the Company and its Consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated and consolidating figures for the preceding fiscal year, and accompanied (i) in the case of those consolidated statements and balance sheet of the Company, by an unqualified opinion of independent certified public accountants of recognized national standing, which opinion shall state that those consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with generally accepted accounting principles, consistently applied, and (1) a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or the necessity of any reserve for taxes by the Company and (2) a Reliance Letter from such accountants, and
(ii) in the case of those consolidating statements and balance sheets, by a certificate of a senior financial officer of the Company, which certificate shall state that those consolidating financial statements fairly present the respective individual unconsolidated financial condition and results of operations of the Company and of each of its Consolidated Subsidiaries, in each case in accordance with generally accepted accounting principles, consistently applied, as at the end of, and for, such fiscal year;

          (c) as soon as available and in any event within 95 days after the end of each fiscal year of the Company, the Company's consolidated financial projections for the next two fiscal years of the Company and its Subsidiaries;

          (d) as soon as available and in any event within 20 days after the end of each fiscal month (reflecting the status of each of the following as of the end of such fiscal month) (i) a Borrowing Base Certificate, (ii) a report setting forth the amounts outstanding under the Goldman Facility and a schedule of the collateral securing the Goldman Facility, (iii) a report setting forth the aging of the Mortgage Receivables and the mortgages securing the REMIC Certificates, (iv) a report listing each Operator operating or leasing Eligible Facilities having combined revenues to the Company in excess of fifteen percent of the Company's total revenues arising from all Eligible Facilities and the percentage that such Operator operates or leases and (v) a custodial report of the specific mortgage loans pledged pursuant to the Goldman Facility;

          (e) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Company shall have filed with the Securities and Exchange Commission or any national securities exchange;

          (f) promptly upon their being mailed or provided to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed or provided;

          (g) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Company setting forth details respecting such event or condition and the action, if any, that the Company or its ERISA Affiliate proposes to take with respect such event or condition (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

              (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued under that Section, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of
                 --------
     Section 412 of the Code or Section 302 of ERISA, including the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

              (ii) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by the Company or an ERISA Affiliate to terminate any Plan;

              (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

              (iv) the complete or partial withdrawal from a Multiemployer Plan by the Company or any ERISA Affiliate that results in liability under
     Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA which, in either case, requires annual payments exceeding the amount contributed to such Plan for the Plan year ending prior to such event;

              (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

              (vi)  the adoption of an amendment to any Plan that, pursuant to
     Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of those Sections;

          (h) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company, as the case may be, has taken or proposes to take with respect to such Default; and

          (i) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including with respect to any Plan or, to the extent available, Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

The Company will furnish to the Agent and the Banks, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate of a senior financial officer of the Company (i) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken or proposes to take with respect to such Default) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.9, 8.10, 8.11,
                                                       -------------------------
8.12, 8.13, 8.14, 8.15 and 8.16 as of the end of the respective quarterly fiscal
- -------------------------------
period or fiscal year.

          8.2  Litigation.  The Company will promptly give to the Agent notice
               ----------
of all legal, arbitral or investigatory proceedings, and of all proceedings by or before any Governmental Person, and any material development in respect of any such proceedings, affecting the Company or any of its Subsidiaries, except proceedings which, if adversely determined, would not have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company will give to the Agent notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Company or any of its Subsidiaries and notice of any alleged violation of or noncompliance with any Environmental Laws or any Governmental Approvals under Environmental Laws other than any Environmental Claim or alleged violation which, if adversely determined, would not have a Material Adverse Effect.

          8.3  Existence, Etc.  The Company will, and will cause each of its
               ---------------
Subsidiaries to:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this
                                             --------
Section 8.3 shall prohibit any transaction expressly permitted under Section
- -----------                                                          -------
8.5);
- ---

          (b) comply with the requirements of all applicable Governmental Rules, if failure to comply with such requirements could have a Material Adverse Effect;

          (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Properties prior to the date on which penalties attach except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

          (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

          (e) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles, consistently applied; and

          (f) permit representatives of any Bank and the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank and the Agent.

          8.4  Insurance.  The Company will, and will cause each of its
               ---------
Subsidiaries and each of the Operators to, keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

          8.5  Prohibition of Fundamental Changes.  The Company will not, nor
               ----------------------------------
will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Company will not, nor will it permit any of its Subsidiaries to, acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of Facilities, including any Facilities title to which is acquired through foreclosure or following a default on a Mortgage Receivable, other Property to be sold or used in the ordinary course of business, Investments permitted under Section 8.8 and Capital Expenditures permitted under Section
                -----------                                          -------
8.14; provided that the Company may acquire (a) with the prior written consent
- ----  --------
of the Agent and the Majority Banks, its own capital stock and (b) the stock of any Person; provided that (i) the aggregate consideration for such stock does
            --------
not exceed $3,500,000 in any fiscal year (provided that the Company's allowance
                                          --------
for the 1996 fiscal year shall deemed to be exhausted), (ii) the Company does not incur any Indebtedness in connection with such acquisition and (iii) such Person is in the same line or lines of business as the Company. The Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any material part of its business or Property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (i) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount so sold in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $500,000, (ii) any inventory or other Property sold or disposed of in the ordinary course of business and on ordinary business terms and (iii) any transfer of the Company's Mortgage Loans to a Subsidiary of the Company in connection with a securitization of such Mortgage Loans, any sale of REMIC Certificates or Retained REMIC Certificates and any transfers of Mortgage Loans to Goldman pursuant to the Goldman Facility). Notwithstanding the foregoing provisions of this Section 8.5:
                   -----------

          (a) any Subsidiary of the Company may be merged or consolidated with or into: (i) the Company if the Company shall be the continuing or surviving corporation or (ii) any other such Subsidiary; provided that (x) if any such
                                               --------
transaction shall be between a Subsidiary and a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving corporation and (y) that if any such transaction shall be between a Guarantor and a Subsidiary not a Guarantor, and such Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Guarantor under the Basic Documents; and

          (b) any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Subsidiary of the Company; provided
                                                                       --------
that if any such sale is by a Guarantor to a Subsidiary of the Company not a Guarantor, then such Subsidiary shall have assumed all of the obligations of such Guarantor under the Basic Documents.

          8.6  Limitation on Liens.  The Company will not, nor will it permit
               -------------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except:

          (a)  Liens in existence on the Signing Date and listed in Part B of

Schedule I (excluding, however, following the making of the initial Loans, Liens
- ----------
securing Indebtedness to be repaid with the proceeds of such Loans, as indicated in Schedule I);
   ----------

          (b) Liens imposed by any Governmental Person for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect to such Lien are maintained on the books of the Company or the affected Subsidiaries, as the case may be, in accordance with GAAP;

          (c) carriers', mechanics', warehousemen's, artisans', service, suppliers', depositaries', or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments but only to the extent, for an amount and for a period not resulting in an Event of Default under Section 9(h);
                             ------------

          (d) pledges or deposits in respect of workers' compensation, unemployment insurance and other social security legislation;

          (e) Liens on Mortgage Loans granted pursuant to the Goldman Facility and Liens on Mortgage Loans granted in connection with any securitization of the Company's Mortgage Loans;

          (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title which, in the aggregate, are not material in amount, and which do not in any case detract from the value of the Property subject to such Lien or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (h) Liens on Facilities securing Indebtedness incurred with respect to any such Facility; provided that (i) such Lien attaches solely to such Facility,
                   --------
(ii) the principal amount of the Indebtedness secured by such Facility does not exceed 80% of the fair market value of such Facility as reflected in an Appraisal; and (iii) the Indebtedness secured by such Lien is non-recourse to the Company and its Subsidiaries; provided that this subclause (iii) shall not
                                  --------
apply to Indebtedness up to $5,000,000 in the aggregate; and

          (i) any extension, renewal or replacement of the foregoing; provided,
                                                                      --------
however, that (i) the Liens permitted under this clause (i) shall not be spread to cover any additional Indebtedness or Property (other than a substitution of like Property) and (ii) the terms and conditions of the documentation evidencing such Liens and underlying Indebtedness must be no less favorable to the Company and its Subsidiaries, as applicable, (as determined by the Agent and the Majority Banks) as were in effect on the Signing Date.

          8.7  Indebtedness.  The Company will not, nor will it permit any of
               ------------
its Subsidiaries to, create, incur or suffer to exist any Indebtedness except:

          (a)  Indebtedness to the Banks under the Basic Documents;

          (b) Indebtedness outstanding on the Signing Date and listed in Part A of Schedule I (excluding, however, following the making of the initial Loans,
   ----------
the Indebtedness to be repaid with the proceeds of such Loans, as indicated in
Schedule I);
- ----------

          (c) Indebtedness of Subsidiaries of the Company to the Company or to other Subsidiaries of the Company;

          (d)  Subordinated Indebtedness;

          (e) Indebtedness under the Goldman Facility;

          (f) Indebtedness secured by Liens permitted by Section 8.6; and
                                                         -----------

          (g) additional Indebtedness up to but not exceeding $1,000,000 in the aggregate.

          8.8  Investments.  The Company will not, nor will it permit any of
               -----------
its Subsidiaries to, make or permit to remain outstanding any Investments except:

          (a)  Investments outstanding on the Signing Date and identified in
Schedule III, Part C;
- ------------

          (b)  operating deposit accounts with banks;

          (c)  Permitted Investments;

          (d) Investments by the Company and its Subsidiaries in capital stock of Subsidiaries of the Company to the extent outstanding on the March 31, 1996 financial statements of the Company and its Consolidated Subsidiaries referred to in Section 7.2 and advances by the Company and its Subsidiaries to
      -----------
Subsidiaries of the Company in the ordinary course of business so long as the net amount of such advances by the Company to any one of its Subsidiaries shall not exceed $1,000,000 in the aggregate at any one time and the aggregate net amount of such advances by the Company to its Subsidiaries as a whole shall not exceed $1,000,000 in the aggregate at any one time;

          (e) Investments arising from the transfer of mortgages to an LTC REMIC; provided such transfer is in compliance with Section 8.19;
       --------                                     ------------

          (f) Investments arising from the transfer of mortgage portfolios by the Company to an LTC REMIC, conditioned upon (i) REMIC Certificates being issued with respect to such mortgage portfolio and the dollar majority of such REMIC Certificates being sold by such LTC REMIC within seven months of such transfer and (ii) the Company immediately receiving the Net Available Proceeds of such sale (which proceeds shall be paid to the Banks in accordance with
Section 2.12(e));
- ---------------

          (g) the purchase of  Facilities;

          (h) additional Investments up to but not exceeding $1,000,000 in the aggregate; and

          (i) Investments arising from the Company entering into Interest Rate Protection Agreements with respect to Mortgage Receivables; provided that (x) such Mortgage Receivables represent no more than 100% of the current balance of all Mortgage Receivables, (y) such Mortgage Receivables are transferred to an LTC REMIC on a non-recourse basis and subject to Section 8.8(f) within eighteen
                                                 --------------
months from the Company entering into such Interest Rate Protection Agreement and (z) such Interest Rate Protection Agreements are terminated on the earlier of (1) the date of such sale of the Mortgage Receivables and (2) eighteen months from the Company's entering into such Interest Rate Protection Agreement.

          8.9  Operator Concentration.  No one Operator shall operate or lease
               ----------------------
Eligible Facilities having combined revenues in excess of sixty percent of the Company's total revenues arising from all Eligible Facilities and no one Operator shall operate or lease Properties underlying Eligible Mortgage Loans having combined revenues in excess of sixty percent of the Company's total revenues arising from all Properties underlying Eligible Mortgage Loans; provided, however, that if a merger between Operators causes a breach of this
- --------
Section 8.9, the Company shall have 180 days to cure such breach.
- -----------

          8.10  Leverage Ratio.  The Company will not permit the Leverage Ratio
                --------------
to exceed .75 to 1.

          8.11  Tangible Net Worth.  The Company will not permit its Tangible
                ------------------
Net Worth to be less than the sum of $160,000,000, plus fifty percent of the Net
                                                   ----
Available Proceeds of any Equity or Debt Issuance occurring subsequent to June 30, 1994.

          8.12  Senior Funded Debt to Tangible Net Worth.  The Company will not
                ----------------------------------------
permit the ratio of Senior Funded Debt to Tangible Net Worth at any Quarterly Date to exceed 0.85 to 1.

          8.13  Interest Coverage.  The Company will not permit the Interest
                -----------------
Coverage Ratio to be less than 2.5 to 1 for any fiscal quarter.

          8.14  Capital Expenditures.  The Company will not permit the
                --------------------
aggregate amount of Capital Expenditures by the Company and its Consolidated Subsidiaries to exceed $2,500,000 in any fiscal year, other than Capital Expenditures to acquire or improve Facilities owned by the Company; provided,
                                                                    --------
however, that if the Company does not utilize the full amount of such Capital Expenditures in any fiscal year, any such unused amounts may be utilized by the Company in the next fiscal year.

          8.15  Mortgage Receivables.  No more than ten percent of the Mortgage
                --------------------
Receivables and mortgages securing the REMIC Certificates shall be outstanding in excess of sixty days from the date such receivables were due and owing.

          8.16  Goldman Facility.
                ----------------

          (a) The commitment under the Goldman Facility shall not exceed $84,000,000.

          (b) The advance rate under the Goldman Facility shall not be less than sixty percent.

          (c) The Company shall not transfer any collateral to Goldman to secure the Goldman Facility other than Mortgage Loans with respect to which Goldman is obligated to make advances under the Goldman Facility.

          (d) Without the prior written consent of the Agent and the Majority Banks, the Company shall not amend, supplement or otherwise modify the Goldman Facility if such amendment, supplement or modification, in the determination of the Agent and the Majority Banks, would cause any of the foregoing conditions to be breached.

          8.17  Subordinated Indebtedness.  Neither the Company nor any of its
                -------------------------
Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments of principal and interest in respect of such Subordinated Indebtedness required pursuant to the instruments evidencing such Subordinated Indebtedness; provided
                                                                       --------
that prior to the occurrence and continuance of an Event of Default, the Company may redeem Subordinated Indebtedness to the extent specifically required by the Code to retain its status as a REIT (unless the potential loss of REIT status arises as a result of action taken by the Company, its Subsidiaries or any of their Affiliates), conditioned upon the Company delivering to the Agent and the Majority Banks an opinion of counsel to the Company, in form and substance reasonably satisfactory to the Agent and the Majority Banks, providing that if the Company fails to redeem such Subordinated Indebtedness it should cause the Company to lose its status as a REIT.

          8.18  Lines of Business.  Neither the Company nor any of its
                -----------------
Subsidiaries shall engage to any substantial extent in any line or lines of business activity other than the business of acquiring and managing Facilities, making loans to and investments in, and providing management services to, corporations in the assisted living care industry or making or servicing Mortgage Loans to owners of Facilities and related activities.

          8.19  Transactions with Affiliates.  Except as expressly permitted by
                ----------------------------
this Agreement, the Company will not, directly or indirectly, nor will it permit any of its Subsidiaries, directly or indirectly, to: (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any Property to an Affiliate; (c) merge into or consolidate with or purchase or acquire Property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including Guarantees and assumptions of obligations of an Affiliate); provided that (x)
                                                            --------
any Affiliate who is an individual may serve as a director, officer or employee of the Company or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, (y) the Company and its Subsidiaries may enter into transactions (other than extensions of credit by the Company or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising from such activity would be substantially as advantageous to the Company and its Subsidiaries as the monetary or business consideration which would obtain in a comparable transaction with a Person not an Affiliate and (z) this Section 8.19 shall not apply to any agreements between the Company
             ------------
and any Subsidiary of the Company executed directly in connection with any securitization of the Company's Mortgage Loans.

          8.20  Use of Proceeds.  The Company will use the proceeds of the
                ---------------
Loans solely to acquire Facilities or Mortgage Loans, make Mortgage Loans to purchasers or owners of Facilities and for general corporate purposes (in compliance with all applicable Governmental Rules); provided that neither the
                                                    --------
Agent nor any Bank shall have any responsibility as to the use of any of such proceeds.

          8.21  Certain Obligations Respecting Subsidiaries.  The Company will,
                -------------------------------------------
and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a Wholly Owned Subsidiary. The Company will not permit any of its Subsidiaries to enter into, after the Signing Date, any indenture, agreement, instrument or other arrangement (other than pursuant to any Basic Document) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property, other than indentures, agreements or instruments entered into by a Subsidiary of the Company in connection with any securitization of the Company's Mortgage Loans. In addition, the Company will cause each of the Guarantors (including Guarantors created or acquired by the Company after the Signing Date) to execute the Subsidiary Guarantee, except to the extent such Guarantor would be precluded by any Governmental Rules from entering into the Subsidiary Guarantee.

          8.22  REIT Status.  The Company shall at all times maintain its
                -----------
status as a REIT.

          8.23  Deposits.  The Company and its Subsidiaries shall maintain all
                --------
of their savings and operating accounts at Sanwa; provided, however, that the
                                                  --------
Company shall be permitted to maintain a bank account at Harris Trust & Savings Bank in Chicago, Illinois.

          8.24  Underwriting Standards.  The Company shall not reduce its
                ----------------------
underwriting standards for the making of Mortgage Loans or the acquisition of Facilities from those in effect on the Signing Date.

          8.25  Maximum Limits on Mortgage Loans and Facility Acquisitions.
                ----------------------------------------------------------
Subsequent to the date of this Agreement, the Company shall not make any Mortgage Loan with a principal amount in excess of $15,000,000 and shall not purchase any Facility for an amount in excess of $10,000,000.

          8.26  Dividend Payments.  Dividend Payments shall not exceed 100% of
                -----------------
the sum of the Company's net income, depreciation expense, amortization expense and non-cash charges; provided that prior to the occurrence and continuance of
                      --------
an Event of Default under Section 9(a) or Section 9(l), the Company may make any
                          ------------    ------------
Dividend Payment necessary to maintain its status as a REIT. Subsequent to the occurrence and continuance of an Event of Default under Section 9(a) or Section
                                                        ------------    -------
9(l), the Company shall not declare or make any Dividend Payment.
- ----

          Section 9.  Events of Default.  If one or more of the following
                      -----------------
events ("Events of Default") shall occur and be continuing:
         -----------------

          (a) The Company shall: (i) default in the payment of any principal of any Loan (including prepayments pursuant to Section 2.12) when due (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on any Loan or any other Obligation when due and such default shall have continued unremedied for five or more days; or

          (b) The Company or any of its Subsidiaries (the Company and such Subsidiaries, collectively, the "Relevant Parties") shall default in the payment
                                 ----------------
when due of any principal of or interest on any of its other Indebtedness aggregating $250,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or, in the case of an Interest Rate Protection Agreement, to permit the payments owing under such Interest Rate Protection Agreement to be liquidated; or

          (c) Any representation, warranty or certification made or deemed made in any Basic Document by the Company, or any certificate furnished to any Bank or the Agent pursuant to the provisions of any Basic Document, shall prove to have been false or misleading as of the time made or furnished or deemed made or furnished in any material respect; provided, however, that with respect to
                                   --------
representations contained in Section 7.18, (i) if such representation was not
                             ------------
known by the Company to have been false or misleading at the time it was made and (ii) such representation or warranty relates to an immaterial Mortgage Loan, the Company shall have five days to substitute a Mortgage Loan of equal value or repay the Loans in the amount required pursuant to Section 2.12(a) as a
                                                      ---------------
result of such Mortgage Loan no longer constituting an Eligible Mortgage Loan;
or

          (d) The Company shall default in the performance of any of its obligations under any of Sections 8.1(h), 8.4, 8.5, 8.6, 8.9 through 8.26; or
                         ------------------------------------------------
the Company shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of 30 days after notice of such default to the Company by the Agent or any Bank (through the Agent); or

          (e) Any Relevant Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

          (f) Any Relevant Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

          (g) A proceeding or case shall be commenced, without the application or consent of the affected Relevant Party, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such Relevant Party or of all or any substantial part of its Property, or (iii) similar relief in respect of such Relevant Party under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Relevant Party shall be entered in an involuntary case under the Bankruptcy Code; or

          (h) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $500,000 in the aggregate (regardless of insurance coverage) shall be rendered by a one or more Governmental Persons having jurisdiction against any Relevant Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution of the relevant judgment shall not be procured, within 30 days from the date of entry of such judgment and such Relevant Party shall not, within that thirty-day period, or such longer period during which execution of the same shall have been stayed, appeal from and cause the execution of such judgment to be stayed during such appeal; or

          (i)  An event or condition specified in Section 8.1(g) shall occur or
                                                  --------------
exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute a Material Adverse Effect; or

          (j) There shall have been asserted against the Company or any of its Subsidiaries, Environmental Claims based on or arising from the Release of Hazardous Materials by the Company or any of its Subsidiaries or Affiliates, or any predecessor in interest of the Company or any of its Subsidiaries or Affiliates, or relating to any site, facility or vessel owned, operated or leased by the Company or any of its Subsidiaries or Affiliates, which Environmental Claims (insofar as they are payable by the Company or any of its Subsidiaries but after deducting any portion which is reasonably expected to be paid by any insurance carrier or any other credit worthy Persons jointly and severally liable for such portion), in the reasonable judgment of the Agent and the Majority Banks are reasonably likely to be determined adversely to the Company or any of its Subsidiaries, and the amount of such Environmental Claims is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect; or

          (k) At any time Andre C. Dimitriadis shall cease to be the Chairman and Chief Executive Officer of the Company; provided that the Company shall have
                                            --------
120 days to replace Andre C. Dimitriadis with a Chairman and Chief Executive Officer reasonably acceptable to the Agent and the Majority Banks;

          (l)  The Company shall fail to maintain its status as a REIT;

          (m) Any event of default shall occur and be continuing under any of the Goldman Facility, the Indentures or the documents relating to any of the LTC REMICs; or

          (n) Except for expiration in accordance with its terms, the Subsidiary Guarantee shall be terminated or shall cease to be in full force and effect, for whatever reason or any Guarantor shall revoke or seek or purport to revoke its obligations under the Subsidiary Guarantee.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 9 with respect to any Relevant Party, (A) the
                          ---------
Agent may and, upon the request of the Majority Banks shall, by notice to the Company, terminate the Commitments and they shall thereupon terminate, and (B) the Agent may and, upon the request of the Majority Banks shall, by notice to the Company, declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other Obligations (including any amounts payable under Section 5.5) to be forthwith due and payable, whereupon such amounts shall
      -----------
be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 9 with respect to any Relevant Party,
                                ---------
the Commitments shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other Obligations (including any amounts payable under Section 5.5 or 5.6) shall automatically
                                     ------------------
become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Company.


          Section 10.  The Agent.
                       ---------

          10.1  Appointment, Powers and Immunities.  Each Bank hereby
                ----------------------------------
irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Basic Documents with such powers as are specifically delegated to the Agent by the terms of the Basic Documents, together with such other powers as are reasonably incidental to such powers. The Agent (which term as used in this sentence and in Section 11.4 and the first sentence of Section
                                ------------                           -------
11.5 shall include reference to its affiliates and its own and its affiliates'
- ----
officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in the Basic Documents, and shall not by reason of any Basic Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in any Basic Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Basic Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Basic Document or any other document referred to or provided for in any Basic Document or for any failure by the Company or any other Person to perform any of its obligations under any Basic Document; (c) shall not be required to initiate or conduct any litigation or collection proceedings under any Basic Document; and (d) shall not be responsible for any action taken or omitted to be taken by it under any Basic Document or under any other document or instrument referred to or provided for in any Basic Document or in connection with any Basic Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Agent may deem and treat the payee of any Note as the holder of such Note for all purposes of the Basic Documents unless and until a notice of the assignment or transfer of such Note shall have been filed with the Agent, together with the consent of the Company to such assignment or transfer (to the extent provided in Section 11.6(b)).
                                                          ---------------

          10.2  Reliance by Agent.  The Agent shall be entitled to rely upon any
                -----------------
certification, notice or other communication (including any made by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by any Basic Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Basic Document in accordance with instructions given by the Majority Banks or all of the Banks as is required in such circumstance, and such instructions of such Banks and any action taken or failure to act pursuant to such instructions shall be binding on all of the Banks.

          10.3  Defaults.  The Agent shall not be deemed to have knowledge or
                --------
notice of the occurrence of a Default (other than the nonpayment of principal of or interest on Loans or of commitment fees) unless the Agent has received notice from a Bank or the Company specifying such Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default, the Agent shall give prompt notice of such receipt to the Banks (and shall give each Bank prompt notice of each such nonpayment). The Agent shall (subject to Section 10.7) take such action with respect to such
                            ------------
Default as shall be directed by the Majority Banks; provided that, unless and
                                                    --------
until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Majority Banks except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Banks or all of the Banks.

          10.4  Rights as a Bank.  With respect to its Commitments and the
                ----------------
Loans made by it, Sanwa Bank California (and any successor acting as Agent) in its capacity as a Bank under the Basic Documents shall have the same rights, privileges and powers under the Basic Documents as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. Sanwa Bank California (and any successor acting as Agent) and its affiliates may (without having to account for the same to any
Bank) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Company (and any of its Subsidiaries or Affiliates) as if it were not acting as the Agent, and Sanwa Bank California and its affiliates may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

          10.5  Indemnification.  The Banks agree to (i) indemnify the Agent
                ---------------
(to the extent not reimbursed under Section 11.3, but without limiting the
                                    ------------
obligations of the Company under Section 11.3) ratably in accordance with their
                                 ------------
respective Commitments, for any and all losses, liabilities, damages or expenses incurred by the Agent in connection with or by reason of any actual or threatened investigation, litigation or other proceedings (including any such investigation, litigation or other proceedings between the Agent and any Bank) relating to the extensions of credit under, and the transactions contemplated by, the Basic Documents or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any such extensions of credit, including the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against the Agent, any Bank or any of their respective affiliates, directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated in any Basic Document (including the costs and expenses that the

Company is obligated to pay under Section 11.3, but excluding, unless a Default
                                  ------------
has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties under the Basic Documents) or the enforcement of any of the terms of the Basic Documents or of any such other documents; provided that no Bank shall be liable for any of the foregoing to the
           --------
extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

          10.6   Nonreliance on Agent and Other Banks.  Each Bank agrees that
                 ------------------------------------
it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of any Basic Document or any other document referred to or provided for in any Basic Document or to inspect the Properties or books of the Company or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent under this Agreement, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Agent or any of its affiliates.

          10.7   Failure to Act.  Except for action expressly required of the
                 --------------
Agent under the Basic Documents, the Agent shall in all cases be fully justified in failing or refusing to act under any Basic Document unless it shall receive further assurances to its satisfaction from the Banks of their indemnification obligations under Section 10.5 against any and all liability and expense that
                  ------------
may be incurred by it by reason of taking or continuing to take any such action.

          10.8   Resignation or Removal of Agent.  Subject to the appointment
                 -------------------------------
and acceptance of a successor Agent as provided below, the Agent may resign at any time by notice to the Banks and the Company and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, that shall be a bank which has an office in Los Angeles, California. Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, remedies, powers, privileges, duties and obligations of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations, under the Basic Documents. After any retiring Agent's resignation or removal as Agent, the provisions of this Section 10 shall continue in effect for its benefit in
                       ----------
respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          10.9   Agency Fee.  So long as the Commitments are in effect and
                 ----------
until payment in full of the principal of and interest on the Loans and all other Obligations, the Company will pay to the Agent an agency fee pursuant to the terms of the Fee Letter. Such fee, once paid, shall be nonrefundable.


          Section 11.  Miscellaneous.
                       -------------

          11.1   Waiver.  No failure on the part of the Agent or any Bank to
                 ------
exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement or any Note shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Note preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement and the Notes are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          11.2   Notices.  All notices, requests and other communications
                 -------
provided for in this Agreement and under the Notes (including any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing, delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages to this Agreement or Annex I, as
                                                                     -------
applicable, or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in any Basic Document, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as set forth above.

          11.3   Expenses, Etc.  The Company agrees to pay or reimburse each of
                 --------------
the Banks and the Agent for paying: (a) all reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy, counsel to the Agent and the Banks), in connection with
(i) the negotiation, preparation, execution and delivery of the Basic Documents and the extension of credit under this Agreement, (ii) administration of the Loans, including ongoing due diligence; provided that prior to the occurrence
                                        --------
and continuance of an Event of Default, such costs shall not exceed $15,000 in any year and (iii) any modification, supplement or waiver of any of the terms of any Basic Document; (b) all reasonable costs and expenses of the Banks and the Agent (including reasonable counsels' fees) in connection with (i) any Default and any enforcement or collection proceedings (including any bankruptcy, reorganization, workout or other similar proceeding) resulting from such Default or in connection with the negotiation of any restructuring or "work-out" (whether or not consummated) of the obligations of the Company under the Basic Documents and (ii) the enforcement of this Section 11.3; and (c) all transfer,
                                           ------------
stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of any Basic Document or any other document referred to in any Basic Document.

     The Company hereby agrees (i) to indemnify the Agent and each Bank and their respective affiliates, directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, damages or expenses incurred by any of them in connection with or by reason of any actual or threatened investigation, litigation or other proceedings (including any such investigation, litigation or other proceedings between the Agent and any Bank) relating to the extensions of credit under, and the transactions contemplated by, the Basic Documents or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any such extensions of credit, including the reasonable fees and disbursements of counsel to the Agent and the Banks incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) and (ii) not to assert any claim against the Agent, any Bank or any of their respective affiliates, directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated in any Basic Document. It shall not be a condition to any such indemnification that the Agent or any Bank be a party to any such investigation, litigation or other proceeding. Without limiting the generality of the foregoing, the Company will indemnify the Agent and each Bank and their respective affiliates, directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any losses, liabilities, damages or expenses described in the preceding provisions (but excluding, as provided in the preceding provisions, any loss, liability, damage or expense incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) arising under any Environmental Law as a result of the past, present or future operations of the Company or any of its Subsidiaries (or any predecessor in interest to the Company or any of its Subsidiaries), or the past, present or future condition of any site, facility or vessel owned, operated or leased by the Company or any of its Subsidiaries (or any such predecessor in interest), or any Release or threatened Release of any Hazardous Materials from any such site or facility, including any such Release or threatened Release which shall occur during any period when the Agent or any Bank shall be in possession of any such site, facility or vessel following the exercise by the Agent or any Bank of any of its rights and remedies under any Basic Document.

          11.4   Amendments, Etc.  Except as otherwise expressly provided in
                 ----------------
this Agreement, any provision of this Agreement may be modified or supplemented only by an instrument in writing signed by the Company, the Agent and the Majority Banks, or by the Company and the Agent acting with the consent of the Majority Banks, and any provision of this Agreement may be waived by the Majority Banks or by the Agent acting with the consent of the Majority Banks; provided that: (a) no modification, supplement or waiver shall, unless by an
- --------
instrument signed by all of the Banks or by the Agent acting with the consent of all of the Banks: (i) increase, or extend the term of any of the Commitments, or extend the time or waive any requirement for the reduction or termination of any of the Commitments, (ii) extend the date fixed for the payment of any Obligation under this Agreement or the Notes, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest or any fee is payable under this Agreement or alter the basis for calculating any other Obligation, (v) alter the rights or obligations of the Company to prepay Loans,
(vi) alter the terms of this Section 11.4, (vii) modify the definition of the
                             ------------
term "Majority Banks" or modify in any other manner the number or percentage of the Banks required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement, or (viii) waive any of the conditions precedent set forth in Section 6; and (b) any modification or
                                  ---------
supplement of Section 10 shall require the consent of the Agent.  Any
              ----------
modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the

Agent, the Banks and the Company, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

          11.5   Successors and Assigns.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of its parties and their respective successors and permitted assigns.

          11.6   Assignments and Participations.
                 ------------------------------

          (a) The Company may not assign any of its rights or obligations under this Agreement or under the Notes without the prior consent of all of the Banks and the Agent.

          (b) Each Bank may assign all or any part of its Loans, its Notes and its Commitments (but only with the consent of the Agent, which consent shall not unreasonably be withheld), together with, in any such case, its related rights, remedies, powers and privileges under the Basic Documents; provided that (i) any
                                                           --------
such partial assignment shall be in an amount at least equal to $5,000,000; and
(ii) each such assignment by a Bank of its Loans, Note or Commitment shall be made in such manner so that the same portion of its Loans, Note and Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company and the Agent of an instrument in writing pursuant to which such assignee agrees to become a "Bank" under this Agreement (if not already a Bank) having the Commitment or Commitments and Loans specified in such instrument, and upon the consent of the Agent, which consent shall not unreasonably be withheld, to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment with the consent of the Agent, which consent shall not unreasonably be withheld), the obligations, rights and benefits of a Bank under the Basic Documents holding the Commitment or Commitments and Loans assigned to it (in addition to the Commitment or Commitments and Loans, if any, theretofore held by such assignee) and the assigning Bank shall, to the extent of such assignment, be released from the Commitment or Commitments so assigned. Upon each such assignment the assigning Bank shall pay the Agent an assignment fee of $2,000.

          (c) A Bank may sell or agree to sell to one or more other Persons a participation in all or any part of its Loans, its Notes, its Commitments and its related rights, remedies, powers and privileges under the Basic Documents (but only with the consent of the Agent, which consent shall not unreasonably be withheld), in which event each purchaser of a participation (a "Participant")
                                                                -----------
shall be entitled to the rights and benefits of the provisions of Section 8.1(i)
                                                                  --------------
with respect to such
participation as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Bank" for purposes of Section 8.1(i), but, except as otherwise provided in Section 4.7(c),
            --------------                                       --------------
shall not have any other rights, remedies, powers or privileges under any Basic Document (the Participant's rights against such Bank in respect of such participation to be those set forth in the agreements executed by such Bank in favor of the Participant). All amounts payable by the Company to any Bank under
Section 5 in respect of such Bank's Loans, Notes and Commitments shall be
- ---------
determined as if such Bank had not sold or agreed to sell any participations in such Loans, Notes and Commitments, and as if such Bank were funding each of such Loans, Note and Commitments in the same way that it is funding the portion of such Loans, Note and Commitments in which no participations have been sold. In no event shall a Bank that sells a participation agree with the Participant to take or to refrain from taking any action under any Basic Document except that such Bank may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or to extend the term, or to extend the time or to waive any requirement for the reduction or termination, of such Bank's related Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee under this Agreement payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest or any fee under this Agreement in which such Bank has sold an interest is payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee under its agreements with such Bank, (v) alter the rights or obligations of the Company to prepay the related Loans or (vi) consent to any modification, supplement or waiver of any Basic Document to the extent that the same, under Section 11.4, requires the consent of each Bank.
                     ------------

          (d) In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.6, any Bank may assign and pledge
                                 ------------
all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations under the Basic Documents.

          (e) A Bank may furnish any information concerning the Company or any of its respective Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

Notwithstanding anything in this Section 11.6 to the contrary, no Bank may
                                 ------------
assign or participate any interest in any Obligation or

Commitment (or any related rights, remedies, powers or privileges) to the Company or any of its Affiliates or Subsidiaries without the prior written consent of each Bank.

          11.7   Survival.  The obligations of the Company under Sections 5.1,
                 --------                                        -------------
5.5, 5.6 and 11.3 and the obligations of the Banks under Section 10.5 shall
- -----------------                                        ------------
survive the repayment of the Obligations and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit, in or pursuant to any Basic Document shall survive the making or deemed making of such representation and warranty, and no Bank shall be deemed to have waived, by reason of making any extension of credit, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Bank or the Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

          11.8   Agreements Superseded.  This Agreement supersedes all prior
                 ---------------------
agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement.

          11.9   Severability.  Any provision of this Agreement or the Notes
                 ------------
that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the Notes, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          11.10   Captions.  The table of contents and captions and section
                  --------
headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          11.11   Counterparts.  This Agreement may be executed in any number
                  ------------
of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.

          11.12   GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS AGREEMENT
                  -----------------------------------------
AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          11.13   WAIVER OF JURY TRIAL.  EACH OF THE COMPANY, THE AGENT AND THE
                  --------------------
BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                        COMPANY
                                        -------

                                        LTC PROPERTIES, INC.



                                              /s/ James J. Pieczynski
                                        By:  ------------------------
                                             Name: James J. Pieczynski
                                             Title: Senior Vice
                                                    President

                                        Address for Notices:

                                        LTC Properties, Inc.
                                        300 Esplanade Drive
                                        Suite 1860
                                        Oxnard, California  93030

                                        Attn: Mr. James J. Pieczynski

                                        Telecopier: (805) 981-8663

                                        Telephone: (805) 981-8655

                                        AGENT
                                        -----


                                        SANWA BANK CALIFORNIA,
                                        as Agent


                                        By:  /s/ John C. Hyche
                                             ------------------------
                                             Name: John C. Hyche
                                             Title: Vice President

                                        Address for Notices:

                                        Sanwa Bank California, as Agent
                                        601 S. Figueroa Street
                                        8th Floor
                                        Los Angeles, California, 90017

                                        Attn: Mr. John C. Hyche

                                        Telecopier:  (213) 896-7282

                                        Telephone:  (213) 896-7543

                                        BANKS
                                        -----


                                        SANWA BANK CALIFORNIA

                                             /s/ John C. Hyche
                                        By:  ------------------------
                                             Name: John C. Hyche
                                             Title: Vice President


                                        THE SUMITOMO BANK, LIMITED


                                        By:  _______________________
                                             Name:
                                             Title:


                                        By:  _______________________
                                             Name:
                                             Title:


                                        BANK HAPOALIM, B.M.,
                                        LOS ANGELES BRANCH


                                        By:  _______________________
                                             Name:
                                             Title:

                                        By:  _______________________
                                             Name:
                                             Title:

                                        BANKS
                                        -----


                                        SANWA BANK CALIFORNIA


                                        By:  _______________________
                                             Name:
                                             Title:


                                        THE SUMITOMO BANK, LIMITED


                                             /s/ Yvonne K. Tso
                                        By:  -----------------------
                                             Name:  YVONNE K. TSO
                                             Title: Vice President


                                             /S/ David M. Lawrence
                                        By:  ------------------------
                                             Name:  DAVID M. LAWRENCE
                                             Title: Vice President & Manager


                                        BANK HAPOALIM, B.M.,
                                        LOS ANGELES BRANCH


                                        By:  _______________________
                                             Name:
                                             Title:

                                        By:  _______________________
                                             Name:
                                             Title:

                                        BANKS
                                        -----


                                        SANWA BANK CALIFORNIA


                                        By:  _______________________
                                             Name:
                                             Title:


                                        THE SUMITOMO BANK, LIMITED


                                        By:  _______________________
                                             Name:
                                              Title:

                                        By:  _______________________
                                             Name:
                                             Title:


                                        BANK HAPOALIM, B.M.,
                                        LOS ANGELES BRANCH


                                             /s/ Kalman Schiff
                                        By:  -------------------------
                                             Name:      KALMAN SCHIFF
                                             Title: FIRST VICE PRESIDENT

                                             /s/ Lori Lake
                                        By:  -------------------------
                                             Name:  Lori Lake
                                             Title: A V P

                                                                         Annex 1


              Addresses for Notices and Commitments of the Banks


Bank                                                             Commitment
- ----                                                             -----------
SANWA BANK CALIFORNIA                                            $20,000,000

Address for Notices & Applicable
Lending Office:

Sanwa Bank California
601 S. Figueroa Street
Los Angeles, California  90017

Attn: Mr. John C. Hyche

Telecopier:  (213) 896-7282

Telephone:  (213) 896-7543

THE SUMITOMO BANK, LIMITED                                       $15,000,000

Address for Notices:

The Sumitomo Bank, Limited
U.S. Commercial Banking Division
800 W. 6th Street, Suite 950
Los Angeles, California  90017

Attn:  Ms. Yvonne K. Tso

Telecopier:  (213) 623-4629

Telephone:  (213) 623-4531

Applicable Lending Office:

The Sumitomo Bank, Limited
233 South Wacker Drive
Suite 5400
Chicago, Illinois  60606

BANK HAPOALIM                                                    $10,000,000

Address for Notices:

Bank Hapoalim, Los Angeles Branch
6222 Wilshire Boulevard, Suite 200
Los Angeles, CA 90048

Attn:  Lori Lake

Telecopier:(213) 937-1439

Telephone:(213) 937-2322


Applicable Lending Office:

Bank Hapoalim, Los Angeles Branch
6222 Wilshire Boulevard, Suite 200
Los Angeles, CA 90048

                                                                      SCHEDULE I

                         Material Agreements and Liens
                         -----------------------------

                        [SEE SECTIONS 7.11 AND 8.7(B)]


Part A - Material Agreements
         -------------------

1. Whole Mortgage Loans Repurchase Agreement, dated as of May 14, 1993 between Goldman Sachs Mortgage Company and LTC Properties, Inc.

2. Transfer and Repurchase Agreement, dated as of November 1, 1994, between LTC Properties, Inc. and LTC REMIC Corporation.

3. Pooling and Servicing Agreement, dated as of November 1, 1994, among LTC REMIC Corporation, as depositor, Bankers Trust Company, as master servicer, LTC Properties, Inc., as special servicer and originator and Marine Midland Bank, as trustee.

4. Transfer and Repurchase Agreement, dated as of July 20, 1993, between LTC Properties, Inc. and LTC REMIC Corporation.

5. Pooling and Servicing Agreement, dated as of July 20, 1993, among LTC REMIC Corporation, as depositor, Bankers Trust Company, as master servicer, LTC Properties, Inc., as special servicer and originator, and Union Bank, as trustee.

6.   Transfer and Repurchase Agreement dated 3/1/96.

7.   Pooling and Servicing Agreement dated 3/1/96.


Part B - Liens
         -----

          The contents of the Title Reports provided to the Agent pursuant to
Section 6.1(g), as listed below, are hereby incorporated by reference./*/

Prairie Manor
- -------------

     Owner's Policy, Policy #1401 007521371 D2, Date of Policy: September 23, 1994, Chicago Title Insurance Company

Silvercrest Manor
- -----------------

     Commitment to Insure Title, Commitment #C-1953240, Effective Date: May 23, 1994, Attorney's Title Insurance Fund, Inc.

______________________

     * The listing of any Lien on this Schedule shall not affect the Eligibility or lack thereof of any Facility.

Surrey Place - Bradenton
- ------------------------

     Owner's Policy, Policy #85-01-401253, Date of Policy: September 16, 1993, Lawyers Title Insurance Corporation

Surrey Place - Lecanto
- ----------------------

     Owner's Policy, Policy #85-01-401253, Date of Policy: September 16, 1993, Lawyers Title Insurance Corporation

West Whittier/Berryman
- ----------------------

     Policy of Title Insurance, Policy #0-9993-78036, Effective Date: September 15, 1994, Stewart Title Guaranty Company

Windsor Manor
- -------------

     Commitment to Insure Title, Commitment #C-1953239, Effective Date: March 2, 1994, Attorney's Title Insurance Fund, Inc.

Lorel Way Care
- --------------

     Owner's Policy of Title Insurance, Policy #16351, Date of Policy: January 29, 1993, Commonwealth Land Title Insurance Company

Bay Breeze Nursing
- ------------------

     Commitment to Insure Title, Commitment #C-1953242, Effective Date: March 10, 1994, Attorney's Title Insurance Fund, Inc.

The Bluffs Nursing
- ------------------

     Commitment to Insure Title, Commitment #C-1953244, Effective Date: March 15, 1994, First American Title Insurance Company of Texas

BMW/Risk
- --------

     Owner's Policy of Title Insurance, Serial #426105 0, Date of Policy: March 1, 1994, First American Title Insurance Company of Texas

Casa Arena Blanca
- -----------------

     Owner's Policy of Title Insurance, Policy #167-034554, Date of Policy:
     March 12, 1993, Commonwealth Land Title Insurance Company

Casa Maria
- ----------

     Owner's Policy, Policy #113-00-766292, Date of Policy: October 30, 1992, Lawyer's Title Insurance Corporation

Country Place
- -------------

     Owner's Policy, Policy #113-00-492287, Date of Policy, September 3, 1993, Lawyer's Title Insurance Corporation

East Whittier/Berryman
- ----------------------

     Policy of Title Insurance, Policy #0-9993-78035, Effective Date: September 15, 1994, Stewart Title Guaranty Company

Mayfair Manor
- -------------

     Fund Owner's Policy, Policy #OPM-907241, Effective Date: July 1, 1994, Attorney's Title Insurance Fund, Inc.

Village of San Destin
- ---------------------

     Fund Owner's Policy, Policy #10 1013 106 00000498
     Effective Date:  February 7, 1995, Chicago Title Insurance Company

                                                                     SCHEDULE II

                             Environmental Matters
                             ---------------------


                              [SEE SECTION 7.12]


          The contents of the Environmental Surveys and Questionnaires provided to the Agent pursuant to Section 6.1(f), as listed below, are hereby
                         --------------
incorporated by reference.

1.   Casa Maria Health Care/Roswell, New Mexico

2.   Casa Arena Blanca/Alamogordo, New Mexico

3    Country Place of Clearwater/Clearwater, Florida

4.   Surrey Place-Bradenton/Bradenton, Florida

5.   Surrey Place-Lecanto/Lecanto, Florida

6.   Oak Park Care Center/Rusk, Texas

7.   Bay Breeze Nursing & Retirement/Gulf Breeze, Florida

8.   The Bluffs Nursing Home/Pensacola, Florida

9.   Mayfair Manor/Pensacola, Florida

10.  Silvercrest Manor/Crestview, Florida

11.  Windsor Manor/Starke, Florida

12.  East Whittier/Whittier, California

13.  West Whittier/Whittier, California

14.  San Destin/Destin, Florida

15.  Prairie Manor/Chicago Heights, Illinois

16.  Yuba City Care Center/Yuba City, California

                                                                    SCHEDULE III

                         Subsidiaries and Investments
                         ----------------------------


                        [SEE SECTIONS 7.13 AND 8.8(D)]


Part A - Subsidiaries
         ------------


Coronado Corporation
Kansas-LTC Corporation
L-TEX GP, Inc.
L-Tex LP, Inc.
LTC GP I, Inc.
LTC Partners I, L.P.
LTC Partners II, L.P.
LTC Partners III, L.P.
LTC Partners IV, L.P.
Missouri River Corporation
Park Villa Corporation
Rusk-TEX LP, Inc.
Texas-LTC Limited Partnership


Part B - Guarantors
         ----------

Kansas-LTC Corporation
L-TEX GP, Inc.
L-TEX LP, Inc.
Rusk-TEX LP, INC.
Texas-LTC Limited Partnership


Part C - Investments
         -----------

1. LTC Properties, Inc. owns warrants to purchase ten percent (10%) of the issued and outstanding shares of Consulting Management and Education, Inc. for a purchase price of $1.00.

2. LTC Properties, Inc. has committed to extend, and is in the process of documenting, a working capital line of credit to Consulting Management and Education, Inc. Total maximum amount of the line of credit will be $300,000, and such line of credit will be secured by accounts receivable.

3. LTC Properties, Inc. has guaranteed to Horizon Healthcare Corporation repayment of a $200,000 note from Senior Care Properties, Inc. to Horizon. LTC Properties, Inc.'s guarantee is backed by an indemnification agreement from Senior Care Properties, Inc. and its principal, Harold Stewart.

                                                                     SCHEDULE IV

                                  Litigation
                                  ----------



                                     None










                        Schedule IV to Credit Agreement
                        -------------------------------

                                                                      SCHEDULE V

                                  Appraisals
                                  ----------


LOCATION                                    APPRAISAL DATE

Roswell, New Mexico                         March 1993

New Alamagordo, New Mexico                  May 1993

Tucson, Arizona                             April 1993

Clearwater, Florida                         May 1993

                                                                     SCHEDULE VI

                                    Surveys
                                    -------


     Set forth below are certain Eligible Facilities, the age of whose surveys was in excess of two years when initially delivered to the Agent.

          1.   Roswell, New Mexico

          2.   New Alamagordo, New Mexico

                                                                       EXHIBIT A


                                [FORM OF NOTE]

                                PROMISSORY NOTE


$ [_______________]                                               ________, 1996
                                                         Los Angeles, California

          FOR VALUE RECEIVED, LTC PROPERTIES, INC., a Maryland corporation (the "Company"), hereby promises to pay to [__________________] (the "Bank"), for
 -------                                                          ----
the account of its respective Applicable Lending Offices provided for by the Credit Agreement referred to below, at its principal office located at [________________________________________________________________
__________________], or to order, the principal sum of  [_______________]
Dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Bank to the Company under the Credit Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

          The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Bank to the Company, and each payment made on account of the principal of such Loan, shall be recorded by the Bank on its books; provided that the failure of the Bank to make any such recordation
           --------
shall not affect the obligations of the Company to make a payment when due of any amount owing under the Credit Agreement or under this Note in respect of the Loans made by the Bank.

          This Note is one of the Notes referred to in the Second Amended and Restated Revolving Credit Agreement dated as of May 21, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement") between
                                                   ----------------
the Company, the Banks (including this Bank) and Sanwa Bank California, as Agent, and evidences Loans made by the Bank under the Credit Agreement. Capitalized terms used but not defined in this Note have the respective meanings assigned to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified in the Credit Agreement.

          Except as permitted by Section 11.6(b) of the Credit Agreement, this Note may not be assigned by the Bank to any other Person.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF CALIFORNIA.


                          LTC PROPERTIES, INC.


                          By: _______________________
                              Title:












                                     NOTE
                                     ----

                                                                     EXHIBIT B-1



                   FORM OF OPINION OF COUNSEL TO THE COMPANY

                                                                     EXHIBIT B-2



              FORM OF OPINION OF MARYLAND COUNSEL TO THE COMPANY

                                                                       EXHIBIT C


                     [FORM OF BORROWING BASE CERTIFICATE]

                          BORROWING BASE CERTIFICATE

           [MONTHLY ACCOUNTING PERIOD ENDED __________ _____, 199__]

                          [______________ ___, 199__]

          Reference is made to the Second Amended and Restated Revolving Credit Agreement dated as of May 21, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), between LTC Properties, Inc. (the
                        ----------------
"Company"), the Banks and Sanwa Bank California, as agent for the Banks.
 -------
Capitalized terms used in this certificate have the respective meanings assigned to them in the Credit Agreement.

          Pursuant to Section 8.1(d) of the Credit Agreement, the undersigned, the [PRESIDENT][CHIEF FINANCIAL OFFICER] of the Company, hereby certifies that, to the best of [HIS][HER] knowledge, attached as Annex 1 is a true and accurate calculation of the Borrowing Base as at [THE END OF THE MONTHLY ACCOUNTING PERIOD ENDED] __________ _____, ___ determined in accordance with the requirements of the Credit Agreement.

          IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of the __________ day of ____________, 199__.


                          ____________________________
                          Title:  [PRESIDENT][CHIEF
                                FINANCIAL OFFICER]

                                                                         Annex 1


                             LTC PROPERTIES, INC.
                          BORROWING BASE CERTIFICATE

                              ELIGIBLE FACILITIES
                              -------------------

                         Valued at the Lower of Cost,
                      Determined in Accordance with GAAP,
                              and Appraised Value

                                           A          B     Applicable
                                           -          -       Value
                                       Appraised     Cost   (lesser of
               LOCATION                  Value       Value   A and B)
               --------
  1.      __________________________    _______    _______    _______

  2.      __________________________    _______    _______    _______

  3.      __________________________    _______    _______    _______

  4.      __________________________    _______    _______    _______

  5.      __________________________    _______    _______    _______

  6.      __________________________    _______    _______    _______

  7.      __________________________    _______    _______    _______

  8.      __________________________    _______    _______    _______

  9.      __________________________    _______    _______    _______

 10.      __________________________    _______    _______    _______

 11.      __________________________    _______    _______    _______

 12.      __________________________    _______    _______    _______

 13.      __________________________    _______    _______    _______

 14.      __________________________    _______    _______    _______

 15.      __________________________    _______    _______    _______

Total Applicable Value of Eligible Facilities                   _______







                     Annex 1 to Borrowing Base Certificate
                     -------------------------------------

                            ELIGIBLE MORTGAGE LOANS
                            -----------------------

                                       Current      Face      Current
                                       Annual      Amount    Amount of
                                        Debt         of      Mortgage
          LOCATION OF PROPERTY         Service    Mortgage     Loans
          --------------------
                                                    Loans
  1.      __________________________    _______    _______    _______

  2.      __________________________    _______    _______    _______

  3.      __________________________    _______    _______    _______

  4.      __________________________    _______    _______    _______

  5.      __________________________    _______    _______    _______

  6.      __________________________    _______    _______    _______

  7.      __________________________    _______    _______    _______

  8.      __________________________    _______    _______    _______

  9.      __________________________    _______    _______    _______

 10.      __________________________    _______    _______    _______

 11.      __________________________    _______    _______    _______

 12.      __________________________    _______    _______    _______

 13.      __________________________    _______    _______    _______

 14.      __________________________    _______    _______    _______

 15.      __________________________    _______    _______    _______

Total Applicable Value of Eligible Mortgage Loans             _______


Borrowing Base:

   50% of Total Applicable Value of Eligible Facilities        _______

   60% of Total Applicable Value of Eligible Mortgage Loans    _______

   [LESS LOAN BALANCE PERIOD ENDING  _______ __, 199__         _______]

   [LESS LOAN BALANCE AS OF     ______ __, 199__               _______]

Current Availability
                                                               =======





                     Annex 1 to Borrowing Base Certificate
                     -------------------------------------

                                                                       EXHIBIT D


                            Form of Reliance Letter



                            [SANWA BANK LETTERHEAD]


                               ________ __, 1996



ERNST & YOUNG LLP
515 South Flower Street, Suite 1800
Los Angeles, California 90071

Attention:  Mr. Alex Chavez
            Manager/Audit Healthcare, 17th Floor

          Re: LTC PROPERTIES, INC.
              --------------------

Dear Sirs:

          This Letter ("Letter of Understanding") is being sent to ERNST & YOUNG LLP ("CPA") with respect to a credit accommodation that SANWA BANK CALIFORNIA ("Bank") on its own behalf and as agent for certain other financial institutions (collectively, the "Lenders") has granted to LTC PROPERTIES, INC. ("Client Corp.").

          We wish to confirm that the Bank and the Lenders may use CPA's Audit Report dated January 15, 1996, except Notes 8 and 9, as to which the date is February 15, 1996, on the financial statements of Client Corp., as of December 31, 1994 and December 31, 1995 ("Current Audit Report") in connection with the Bank's and the Lenders' decision to extend a Thirty-Five Million Dollar ($35,000,000) unsecured revolving credit facility (the "Credit") to Client Corp.

          The Bank and the Lenders may also use CPA's subsequent Audit Reports on future financial statements of Client Corp. ("Subsequent Audit Reports") in connection with the Bank's and the Lenders' provision of credit to Client Corp. so long as there has been no substantial change to the terms of the Credit as outlined above. Upon the occurrence of a substantial change, CPA may communicate in writing to the Bank that the Bank and the Lenders should no longer use the Current and Subsequent Audit Reports with respect to subsequent credit decisions relating to Client Corp., in which case Bank and the Lenders shall no longer have the benefit of this Letter of Understanding with respect to subsequent credit decisions relating to Client Corp.

          The Bank's and the Lenders' consideration of the Current or Subsequent Audit Reports may or may not have an impact on the Bank's and the Lenders' decision whether or not to extend the Credit; nor is the Current Audit Report or any Subsequent Audit Report a representation of creditworthiness. The Bank's and the Lenders' credit decisions will not be based solely on such audited financial statements, but will also be based on the exercise of reasonable due diligence with respect to other potentially relevant factors bearing on Client Corp.'s creditworthiness as the Bank and each individual Lender believes appropriate.

          Consideration by the Bank and the Lenders of the Current or Subsequent Audit Reports shall not (a) change CPA's duties to Client Corp. with respect to the conduct of the audit, (b) change the limitations of the audits as set forth in the Current or Subsequent Audit Reports, (c) affect the timeliness of the information contained in the Current or Subsequent Audit Reports and financial statements, or (d) alter the responsibility of management of Client Corp. for the financial statements accompanying the Current or Subsequent Audit Reports.

          Events may occur after the period covered by any Current or Subsequent Audit Report which may have an effect on the financial condition of Client Corp. and the CPA is not responsible under this Letter of Understanding for knowledge or disclosure of such events.

          Other than with respect to the right to use Current or Subsequent Audit Reports as provided in this Letter of Understanding, it should be understood that through this Letter of Understanding CPA has not undertaken any contractual obligations to Bank and the Lenders. For example, CPA has undertaken no obligation to Bank and the Lenders to issue a report on Client Corp.'s financial statements now or at any future time or to advise Bank and the Lenders of any further information CPA learns after issuing a Current or Subsequent Audit Report. Nor has CPA undertaken to perform an audit for Bank's and the Lenders' purposes, nor undertaken for Bank and the Lenders any procedures for the purposes of verifying such items in Client Corp.'s financial statements as might be material to Bank and the Lenders' transaction with Client Corp.

          In addition, because there are inherent limitations involved in any audit that is intended to express an opinion on the fairness of the presentation of the financial statements being reported on, an auditors' report is never intended to be a warranty or guaranty of any sort, but rather is an opinion, arrived at in accordance with recognized professional standards, whether the financial statements as a whole present fairly, in all material respects, in conformity with generally accepted accounting

                                RELIANCE LETTER
                                ---------------
principles, Client Corp.'s financial position as of the balance sheet date and the results of its operations and its cash flows for the year then ended. Credit decisions are by their nature complex and multifaceted. CPA's audit should not be taken to supplant the inquiries and procedures that Bank and the Lenders should undertake for the purpose of satisfying themselves of Client Corp.'s credit worthiness or ability to comply or compliance with the provisions of the Credit. Prudent lenders will perform such due diligence investigations as they believe are appropriate in the circumstances. Bank and the Lenders' needs may change in the future and CPA is unable to assess how the Current or any Subsequent Audit Reports that CPA may issue on behalf of Client Corp. will compare with such needs. Bank and the Lenders should rely on their own prudence and diligence in connection with the Credit and any transactions thereunder.

          This Letter of Understanding does not authorize the Bank or the Lenders to use the Current or any Subsequent Audit Report in connection with any transaction other than the granting of the Credit and transactions thereunder. The Bank and the Lenders agree to treat the Current and Subsequent Audit Reports as they do other confidential information and, except as required by law or regulation, not to disclose any such Audit Report to any other party not involved in the Credit unless the Audit Report becomes generally available to the public.







                                RELIANCE LETTER
                                ---------------

          Kindly confirm your acknowledgement and agreement to this Letter of Understanding by signing the enclosed copy of this Letter of Understanding and returning it promptly to the Bank.

                                  SANWA BANK CALIFORNIA on its own behalf and as agent for certain other institutions



                                  By:
                                  Its:

ACKNOWLEDGED AND AGREED:

LTC PROPERTIES



By:
Its:


ACKNOWLEDGED AND AGREED:

ERNST & YOUNG LLP



By:
Its:






                                RELIANCE LETTER
                                ---------------

                                                                       EXHIBIT E


                         Form of Subsidiary Guarantee


                              GUARANTEE AGREEMENT
                              -------------------


          This GUARANTEE AGREEMENT (this "Guarantee"), dated as of ________ __,
                                          ---------
199, is made between [GURANTOR] and [GUARANTOR] (the "Guarantors") and Sanwa
                                                       ----------
Bank California, as the agent (in such capacity, the "Agent") for the Banks
                                                      -----
identified in the Credit Agreement referred to below.

          The Second Amended and Restated Credit Agreement, dated as of May 21, 1996 (as amended, supplemented or modified, the "Credit Agreement") between LTC
                                                 ----------------
Properties, Inc. (the "Company"), the lenders identified in the Credit Agreement
                       -------
(the "Banks") and the Agent provides, subject to its terms and conditions, for
      -----
certain extensions of credit to the Company. It is a condition to the obligations of the Agent and the Banks under the Credit Agreement that each Guarantor shall have executed and delivered this Guarantee.

          To induce the Banks to enter into, and to extend credit under, the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors have agreed jointly and severally to guarantee the Guaranteed Obligations upon the terms and conditions of this Guarantee. Accordingly, the Guarantors agree with the Agent as follows:

          Section 1.  Definitions.
                      -----------

          1.01  Definitions.  Unless otherwise defined, all capitalized terms
                -----------
used in this Guarantee that are defined in the Credit Agreement (including those terms incorporated by reference) shall have the respective meanings assigned to them in the Credit Agreement. In addition, the following terms shall have the following meanings under this Guarantee:

          "Basic Documents" shall have the meaning assigned to the term "Basic
           ---------------
Documents" in the Credit Agreement and shall also mean any other agreement (oral or written), instrument, document or book entry evidencing, creating, securing or otherwise relating to all or any part of the Guaranteed Obligations referred to in clause (b) of the definition of that term that are intended by the Company and the Agent and Banks or any such Person individually (as the case may be) to be guaranteed by this Guarantee.

          "Guaranteed Obligations" shall mean (a) any and all Obligations and
           ----------------------
any and all obligations of the Company for the performance by it of its agreements, covenants and undertakings under or in respect of the Basic Documents referred to in the Credit Agreement, it being acknowledged by each Guarantor that extensions of credit under the Credit Agreement are available on a revolving basis, and (b) any and all other obligations of the Company for the payment of all amounts, liabilities and indebtedness (whether for principal, interest, reimbursement, fees, charge, indemnification or otherwise) now or in the future owed to the Agent, the Banks or any such Person individually, and for the performance by the Company of its agreements, covenants and undertakings, under or in respect of any and all the Basic Documents, it being acknowledged by each Guarantor that such other obligations may arise or be created, incurred or assumed at any time and from time to time and in such manner and such circumstances and with such terms and provisions as the Company and the Agent and the Banks or any such Person individually may agree without notice or demand of any kind or nature whatsoever to any Guarantor.

          1.02  Interpretation.  In this Guarantee, unless otherwise indicated,
                --------------
the singular includes the plural and plural the singular; words importing any gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Guarantee; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions or modifications by the terms of this Agreement); and references to Persons include their respective successors and permitted assigns and, in the case of Governmental Persons, Persons succeeding to their respective functions and capacities.

          Section 2.  The Guarantee
                      -------------

          2.01  Guarantee.  Subject to the limitation set forth in Section
                ---------
2.08, the Guarantors hereby jointly and severally guarantee to each Bank and the Agent the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Guaranteed Obligations in each case strictly in accordance with their terms. The Guarantors hereby further jointly and severally agree that if the Company shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) all or any part of the Guaranteed Obligations, the Guarantors will immediately pay the same, without any demand or notice whatsoever,

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------
and that in the case of any extension of time of payment or renewal of all or any part of the Guaranteed Obligations, the same will be timely paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. This Guarantee is irrevocable and unconditional in nature and is made with respect to any Guaranteed Obligations now existing or in the future arising. The Guarantors' liability under this Guarantee shall continue until full satisfaction of all Guaranteed Obligations. This Guarantee is a guarantee of due and punctual payment and performance and is not merely a guarantee of collection.

          2.02  Acknowledgements, Waivers and Consents.  Each Guarantor
                --------------------------------------
acknowledges that the obligations undertaken by it under this Guarantee involve the guarantee of obligations of Persons other than such Guarantor and that such obligations of such Guarantor are absolute, irrevocable and unconditional under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:

               (a) Without affecting the enforceability or effectiveness of this Guarantee in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Guarantor, or the rights, remedies, powers and privileges of the Agent and the Banks under this Guarantee, the Agent and the Banks may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

                   (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);

                  (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Basic Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Basic Document or any such other instrument or any term or provision of the foregoing;

                 (iii) accept or enter into new or additional agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Basic Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------

                  (iv) accept or receive (including from any other Guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

                      (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other Guarantor);

                  (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other Guarantor) for or relative to all or any part of the Guaranteed Obligations;

                 (vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any other Guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Agent or any Bank may in its discretion determine;

                (viii) release any Person (including any other Guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

                  (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Agent or the Banks may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee of (including any letter of credit issued with respect to) all or any part of the Guaranteed Obligations (including with any other Guarantor);

                      (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Company or any other Person (including any other Guarantor);

                  (xi) proceed against the Company, such or any other Guarantor or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the rights, remedies, powers and privileges of the Agent and the Banks under the Basic Documents or otherwise in such order and such manner as the Agent or any Bank may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce this Guarantee as to any Guarantor;

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------

                 (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

                (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Agent or any Bank may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Agent or any Bank a party in possession in contemplation of law, except at its option);

                 (xiv) enter into such other transactions or business dealings with any other Guarantor, the Company, any Subsidiary or Affiliate of the Company or any other guarantor of all or any part of the Guaranteed Obligations as the Agent or any Bank may desire; and

                  (xv) do all or any combination of the actions set forth in this Section 2.02(a).

               (b) The enforceability and effectiveness of this Guarantee and the liability of the Guarantors, and the rights, remedies, powers and privileges of the Agent and the Banks, under this Guarantee shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising, by reason of:

                   (i) the illegality, invalidity or unenforceability of all or any part of the Guaranteed Obligations, any Basic Document or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

                  (ii) any disability or other defense with respect to all of any part of the Guaranteed Obligations of the Company, any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

                 (iii) the illegality, invalidity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------
lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

                  (iv) the cessation, for any cause whatsoever, of the liability of the Company, any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations (other than, subject to Section 2.05, by reason of the full payment and performance of all Guaranteed Obligations);

                  (v) any failure of the Agent or any Bank to marshal assets in favor of the Company or any other Person (including any other Guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Guarantor, the Company, any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letter of credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Guarantor's liability under this Guarantee, neither the Agent nor any Bank being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Company may be in default of its obligations under any Basic Document;

                  (vi) any failure of the Agent or any Bank to give notice of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Company, any Guarantor or any other Person or any defect in, or any failure by any Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

                 (vii) any failure of the Agent or any Bank to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

                (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from any other Guarantor, the Company, any other guarantor or any other Person and even though the Company may not,

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------
as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

                  (ix) any benefits the Company, any Guarantor or any other guarantor may otherwise derive from Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

                   (x) any act or omission of the Agent, any Bank or any other Person that directly or indirectly results in or aids the discharge or release of the Company or any other Guarantor of all or any part of the Guaranteed Obligations or any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations by operation of law or otherwise;

                  (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation;

                 (xii) the possibility that the obligations of the Company to the Agent and the Banks may at any time and from time to time exceed the aggregate liability of the Guarantors under this Guarantee;

                (xiii) any counterclaim, set-off or other claim which the Company or any other Guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

                 (xiv) any failure of the Agent or any Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                  (xv) the election by the Agent or any Bank, in any bankruptcy proceeding of any Person, of the application or nonapplication of
Section 1111(b)(2) of the Bankruptcy Code;

                 (xvi) any extension of credit or the grant of any Lien under Section 364 of the Bankruptcy Code;

                (xvii) any use of cash collateral under Section 363 of the Bankruptcy Code;

               (xviii)     any agreement or stipulation with respect to the
provision of adequate protection in any bankruptcy proceeding of any Person;

                 (xix) the avoidance of any Lien in favor of the Agent or any Bank for any reason;

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                         ----------------------------

                  (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                 (xxi) any action taken by the Agent or any Bank that is authorized by this Section 2.02 or otherwise in this Guarantee or by any other provision of any Basic Document or any omission to take any such action; or

                (xxii) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899, 3275 and 3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction.

               (c) Each Guarantor expressly waives, for the benefit of the Agent and the Banks, all set-offs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guarantee or of the existence, creation, incurring or assumption of new or additional Guaranteed Obligations. Each Guarantor further expressly waives the benefit of any and all statutes of limitation and any and all laws providing for the exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

               (d) Each Guarantor represents and warrants to the Agent and the Banks that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Company and its properties on a continuing basis and that such Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Company and its properties. Each Guarantor further represents and warrants that it has reviewed and approved each of the Basic Documents and is fully familiar with the transaction contemplated by the Basic Documents and that it will in the future remain fully familiar with such transaction and with any new Basic Documents and the transactions contemplated by such Basic Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Agent or the Banks (should any such duty exist) to

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------
disclose to such or any other Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Company or its properties or to any Basic Document or the transactions undertaken pursuant to, or contemplated by, any such Basic Document, whether now or in the future known by the Agent or any Bank.

               (e) Each Guarantor intends that its rights and obligations shall be those expressly set forth in this Guarantee and that its obligations shall not be affected, limited, reduced, discharged or terminated by reason of any principles or provisions of law which conflict with the terms of this Guarantee.

          2.03   Understanding With Respect to Waivers and Consents.  Each
                 --------------------------------------------------
Guarantor warrants and agrees that each of the waivers and consents set forth in this Guarantee is made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such or any other Guarantor otherwise may have against the Company, the Agent, any Bank or any other Person or against any collateral. If, notwithstanding the intent of the parties that the terms of this Guarantee shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

          2.04  Subrogation.  Each Guarantor hereby waives, until the payment
                -----------
and satisfaction in full of all of the Guaranteed Obligations and the expiration and termination of the Commitments of the Banks, under the Credit Agreement, any right, remedy, power or privilege, such as any right of subrogation, contribution or indemnity or related remedy, power or privilege, arising (whether by contract or operation of law, including under the Bankruptcy Code) against the Company, any other Guarantor or any other guarantor of all or any part of the Guaranteed Obligations or any collateral for all or any part of the Guaranteed Obligations by reason of any payment or other performance pursuant to the provisions of this Guarantee and, if any amount shall be paid to such Guarantor on account of such rights, remedies, powers or privileges, it shall hold such amount in trust for the benefit of, and pay the same over to, the Agent (for the benefit of the Banks) on account of the Guaranteed Obligations. Each Guarantor understands that the exercise by the Agent or any Bank of any right, remedy, power or privilege that it may have under the Basic Documents, any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations or otherwise may affect or eliminate such or any other Guarantor's right of subrogation or similar recovery against the

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------

Company, any other Guarantor, any other guarantors or any collateral and that such and the other Guarantors may therefore incur partially or totally nonreimbursable liability under this Guarantee. Nevertheless, each Guarantor hereby authorizes and empowers the Agent and the Banks to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges.

          2.04  Reinstatement.  The obligations of each Guarantor under this
                -------------
Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Company, any other Guarantor or any other Person or any other application of funds (including the proceeds of any collateral for all or any part of the Guaranteed Obligations) in respect of all or any part of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of such Guaranteed Obligations, whether as a result of any proceedings in bankruptcy, reorganization or otherwise and Guarantors jointly and severally agree that it will indemnify the Agent and each Bank on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Agent or such Bank in connection with such rescission or restoration.

          2.05  Remedies.  The Guarantors hereby jointly and severally agree
                --------
that, between each of them and the Banks, the obligations of the Company under the Credit Agreement and the other Basic Documents may be declared to be forthwith (or may become automatically) due and payable as provided in Section 9 of the Credit Agreement for purposes of Section 2.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations becoming due and payable as against the Company) and that, in the event of such declaration (or such obligation being deemed due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable for purposes of Section 2.01.

          2.06  Separate Action.  The Agent may bring and prosecute a separate
                ---------------
action or actions against any Guarantor whether or not any other Guarantor, the Company, any other guarantor or any other Person is joined in any such action or a separate action or actions are brought against any other Guarantor, the Company, any other guarantor, any other Person, or any collateral for all or any part of the Guaranteed Obligations. The obligations of each Guarantor under, and the effectiveness of, this Guarantee are not conditioned upon the existence or continuation of any other guarantee (including any letter of credit) of all or any part of the Guaranteed Obligations.

          2.07  Subordination of Indebtedness of the Company; Security Interest.
                ---------------------------------------------------------------

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------

          (a) Each Guarantor agrees that any indebtedness of the Company now or in the future owed to such Guarantor is hereby subordinated to the Guaranteed Obligations. If the Agent so requests, any such indebtedness shall be collected, enforced and received by such Guarantor as trustee for the Agent and shall be paid over to the Agent (for the benefit of the Banks) in kind on account of the Guaranteed Obligations. If, after the Agent's request, such Guarantor fails to collect or enforce any such indebtedness or to pay the proceeds of such indebtedness to the Agent, the Agent as such Guarantor's attorney-in-fact may do such acts and sign such documents in such Guarantor's name and on such Guarantor's behalf as the Agent considers necessary or desirable to effect such collection, enforcement or payment, the Agent being hereby appointed such Guarantor's attorney-in-fact for such purpose.

          (b) Each Guarantor hereby grants to the Agent (for the benefit of the Banks) a security interest in any indebtedness and in any personal property of the Company in which such Guarantor now has or in the future acquires any right, title or interest. Each Guarantor agrees that such security interest shall be additional security for the Guaranteed Obligations and shall be superior to any right of such Guarantor in such property until the Guaranteed Obligations have been fully satisfied and performed.

          2.08  Limitation on Guarantee.  In any proceeding involving any state
                -----------------------
corporate law or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantors under Section 2.01 would otherwise, taking into account the provisions of Section 2.09, be held or determined to be void, invalid or unenforceable or if the claims of the Banks in respect of such obligations would be subordinated to the claims of any other creditors on account of the Guarantors' liability under Section 2.01, then, notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Guarantors, any Bank, the Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

          2.09  Rights of Contribution.  The Guarantors hereby agree, as
                ----------------------
between themselves, that if any Guarantor (an "Excess Funding Guarantor") shall
                                               ------------------------
pay a portion of the Guaranteed Obligations in excess of the Excess Funding Guarantor's Pro Rata Share (as defined below) of the Guaranteed Obligations, the other Guarantors shall, on demand (but subject to the next sentence), pay to the Excess Funding Guarantor an amount equal to their respective

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                         ----------------------------

Pro Rata Shares of such Excess Funding Guarantor's payment. The payment obligations of any Guarantor under this Section 2.09 shall be subordinate and subject in right of payment to the prior payment in full and in cash of the obligations of such Guarantor under the other provision of this Section 2, and such Excess Funding Guarantor shall not exercise any right, remedy, power or privilege with respect to such excess until payment and satisfaction in full of all such obligations. For the purposes of this Section 2.09, "Pro Rata Shares"
                                                              ---------------
shall mean, for any Guarantor, a percentage equal to the percentage that such Guarantor's Tangible Net Worth as at March 31, 1996 (as reflected on the balance sheet as at that date referred to in Section 3.02) is of the aggregate Tangible Net Worth of all of the Guarantors as so reflected as at such date.

          2.10  Revocation.  To the fullest extent permitted by law, each
                ----------
Guarantor hereby waives all right of revocation with respect to the Guaranteed Obligations.

          2.11  Right to Offset Balances.  Each Guarantor agrees that, in
                ------------------------
addition to (and without any limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option but only with the prior written consent of the Majority Banks or the Agent, to offset balances held by it for the account of any Guarantor at any of its offices, in Dollars or in any other currency, against any Obligations of the Company to such Bank that are not paid when due (regardless of whether such balances are then due to such Guarantor). Any Bank so entitled shall promptly notify such Guarantor and the Agent of any offset effected by it, provided that
                                                                  --------
such Bank's failure to give such notice shall not affect the validity of such offset.

          Section 3.  Representations of the Guarantors.  As of the Signing Date
                      ---------------------------------
and as of the date of each extension of credit by the Banks, each Guarantor represents to the Agent and the Banks that:

          3.01  Corporate Existence.  Each of such Guarantor and its
                -------------------
Subsidiaries: (i) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate or other power, and has all material Governmental Approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect.

          3.02  Financial Condition.  The consolidated and consolidating balance
                -------------------
sheets of the Company and the Guarantors as

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                         ----------------------------
of March 31, 1996 are complete and correct and fairly present the financial condition of such entities as at such date.

          3.03  Litigation.  Except as disclosed to the Banks in writing prior
                ----------
to the Signing Date, there are no legal or arbitral proceedings by or before any Governmental Person, now pending or (to the knowledge of such Guarantor) threatened against such Guarantor or its Property or any of its Subsidiaries or any of their Property that, if adversely determined, could have a Material Adverse Effect.

          3.04  No Breach.  None of the execution and delivery of this
                ---------
Agreement, the consummation of the transactions contemplated by this Guarantee or compliance with the terms and provisions of this Guarantee will conflict with or result in a breach of, or require any consent under, the corporate charter or by-laws of such Guarantor, or any applicable Governmental Rule, or any agreement or instrument to which such Guarantor or any of its Subsidiaries is a party or by which any of them is bound or to which any of them is subject, or constitute a default under, or result in the acceleration or mandatory prepayment of, any Indebtedness evidenced by, or termination of, any such agreement or instrument, or result in the creation or imposition of any Lien upon any Property of such Guarantor or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          3.05  Corporate Action.  Such Guarantor has all necessary corporate
                ----------------
power and authority to execute, deliver and perform its obligations under this Guarantee; the execution, delivery and performance by such Guarantor of this Guarantee have been duly authorized by all necessary corporate action on its part (including any required shareholder approvals); and this Guarantee has been duly and validly executed and delivered by such Guarantor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms.

          3.06  Approvals.  No Governmental Approvals are necessary for the
                ---------
execution, delivery or performance by such Guarantor of this Guarantee or for the legality, validity or enforceability of this Guarantee.

          3.07  ERISA.  Such Guarantor and its ERISA Affiliates have fulfilled
                -----
their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

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                         ----------------------------

          3.08  Taxes.  Such Guarantor and its Subsidiaries have filed all
                -----
United States Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by such Guarantor or any of its Subsidiaries and all other related penalties and charges. The charges, accruals and reserves on the books of such Guarantor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of such Guarantor, adequate. Such Guarantor has not given or been requested to give a waiver of the statute of limitations relating to the payment of any Federal or other taxes.

          3.09  Certain Regulations.  Such Guarantor is not (a) an "investment
                -------------------
company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, (b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935 or (c) subject to any other Governmental Rule restricting its ability to incur Indebtedness or to issue guarantees.

          Section 4.  Covenants of the Guarantors.  So long as this Guarantee is
                      ---------------------------
in effect and until all of the Guaranteed Obligations have been paid in full and the expiration and termination of the Commitments of the Bank under the Credit Agreement, each Guarantor agrees as follows:

          4.01  Financial Statements.  Such Guarantor shall deliver to each of
                --------------------
the Banks:

               (a) consolidated and consolidating statements of income, retained earnings and changes in financial position (or of cash flow, as the case may be) of such Guarantor and its Consolidated Subsidiaries and copies of all registration statements and regular periodic reports, if any, that such Guarantor shall have filed with the Securities and Exchange Commission, any comparable Governmental Person of any State or any national securities exchange each in accordance with the Credit Agreement;

               (b) as soon as possible, and in any event within 10 days after such Guarantor knows or has reason to know that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by a senior financial officer of such Guarantor setting forth details respecting such event or condition and the action, if any, that such Guarantor or its ERISA Affiliate proposes to take with respect to such event or condition (and a copy of any report or notice required to be filed with or given to PBGC by such Guarantor or an ERISA Affiliate with respect to such event or condition):

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                         ----------------------------

                  (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued under ERISA, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

                  (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

                 (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by such Guarantor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                  (iv) the complete or partial withdrawal by such Guarantor or an ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by such Guarantor or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

                  (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against such Guarantor or any ERISA Affiliate to enforce
Section 515 of ERISA, which proceeding is not dismissed within 30 days;

               (c) promptly after such Guarantor knows or has reason to know that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that such Guarantor has taken and proposes to take with respect to such Default; and

               (d) from time to time such other information regarding the business, affairs or financial condition of such Guarantor or any of its Subsidiaries (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Bank or the Agent may reasonably request.

          4.02  Litigation.  Such Guarantor will promptly give to each Bank
                ----------
notice of all legal or arbitral proceedings by or before

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------
any Governmental Person affecting such Guarantor or any of its Subsidiaries, except proceedings that, if adversely determined, would not have a Material Adverse Effect.

          4.03  Corporate Existence, Etc.  Such Guarantor will, and will cause
                -------------------------
each of its Subsidiaries to: preserve and maintain its corporate existence and all of its material rights, privileges and franchises; comply with the requirements of all applicable Governmental Rules if the failure to comply with such requirements has a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its other Property prior to the date on which penalties would attach, except for any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted; permit representatives of any Bank or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by any Bank or the Agent (as the case may be); keep adequate records and books of account, in which complete entries will be made in accordance with GAAP; and keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

          Section 5.  Miscellaneous Provisions.
                      ------------------------

          5.01  Waiver.  No failure or delay by the Agent or any Bank in
                ------
exercising any remedy, right, power or privilege under this Guarantee or any other Basic Document shall operate as a waiver of such remedy, right, power or privilege, nor shall any single or partial exercise of such remedy, right, power or privilege preclude any other or further exercise of such remedy, right, power or privilege or the exercise of any other remedy, right, power or privilege.
The remedies, rights, powers and privileges provided by this Guarantee are cumulative and not exclusive of any remedies, rights, powers or privileges provided by the other Basic Documents or by law.

          5.02  Notices.  All notices and communications to be given under this
                -------
Guarantee shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------
this Guarantee, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 5.03:

          To the Guarantors:  LTC Properties, Inc.
                          300 Esplanade Drive
                          Suite 1860
                          Oxnard, California 93030

                          Attention:  James J. Pieczynski


          To the Agent:       Sanwa Bank California
                          601 S. Figueroa Street
                          8th Floor
                          Los Angeles, California 90017

                          Attention:  John C. Hyche


          5.03  Expenses, Etc.  The Guarantors jointly and severally agree
                --------------
to pay or to reimburse the Banks and the Agent for all costs and expenses (including reasonable attorneys' fees and expenses) that may be incurred by the Agent or the Banks in any effort to enforce any of the obligations of any Guarantor under this Guarantee, whether or not any lawsuit is filed, including all such costs and expenses (and reasonable attorneys' fees and expenses) incurred by the Agent or the Banks in any bankruptcy, reorganization, workout or similar proceeding. All amounts due under this Guarantee (including under Section 2.01) not paid when due shall bear interest until paid at the rate per annum equal to the Post-Default Rate.

          5.04  Amendments, Etc.  Any provision of this Guarantee may be
                ----------------
modified, supplemented or waived only by an instrument in writing signed by the Guarantors and the Agent (with the consent of the Banks as specified in Section
11.4 of the Credit Agreement). Any modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the written instrument effecting the same and shall be binding upon the Agent, each Bank, each holder of Guaranteed Obligations and each Guarantor, and any such waiver shall be effective only in the specific instance and for the purpose for which given.

          5.05  Successors and Assigns.  This Guarantee shall be binding upon
                ----------------------
and inure to the benefit of its parties and their respective successors and assigns. No Guarantor may assign or transfer its rights or obligations under this Guarantee without the

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                         ----------------------------
prior written consent of the Agent (with the further consent of the Banks as specified in Section 11.4 of the Credit Agreement).

          5.06  Survival.  All representations and warranties made in this
                --------
Guarantee or in any certificate or other document delivered pursuant to or in connection with this Guarantee shall survive the execution and delivery of this Guarantee or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

          5.07  Agreements Superseded.  This Guarantee supersedes all prior
                ---------------------
agreements and understandings, written or oral, among the parties with respect to the subject matter of this Guarantee.

          5.08  Severability.  Any provision of this Guarantee that is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guarantee, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          5.10  Captions.  The table of contents, captions and section headings
                --------
appearing in this Guarantee are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guarantee.

          5.11  Counterparts.  This Guarantee may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties to the Guarantee may execute this Guarantee by signing any such counterpart.

          5.12  GOVERNING LAW; SUBMISSION TO JURISDICTION.  THIS GUARANTEE
                -----------------------------------------
SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA. EACH GUARANTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN LOS ANGELES, CALIFORNIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTEE. EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          5.13  WAIVER OF JURY TRIAL.  EACH OF THE GUARANTORS AND THE AGENT (ON
                --------------------
BEHALF OF ITSELF AND THE BANKS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------

TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE OR THE TRANSACTIONS CONTEMPLATED BY THIS GUARANTEE.

                         FORM OF SUBSIDIARY GUARANTEE
                         ----------------------------

          IN WITNESS WHEREOF, the undersigned have executed this Guarantee as of the date first above written.

                                  GUARANTORS
                                  ----------


                                        [GUARANTOR],

                                        By:_______________________________
                                          Title:


                                        [GUARANTOR],

                                        By:_______________________________
                                          Title:


                                  AGENT
                                  -----

                                        SANWA BANK CALIFORNIA,

                                        By:_______________________________
                                          Title: